                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              INPUT/OUTPUT, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                                         PRELIMINARY MATERIALS

                                    [LOGO]

                              INPUT/OUTPUT, INC.
                           11104 WEST AIRPORT BLVD.
                            STAFFORD, TEXAS  77477
                                (713) 933-3339

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD OCTOBER 10, 1996

To the Stockholders of Input/Output, Inc.:

     NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders of Input/Output, Inc. (the "Company") will be held at the Stafford Civic Center, 1415 Constitution Avenue, Stafford, Texas 77477, on Thursday, October 10, 1996 at 10:00 a.m., Stafford, Texas time, for the following purposes, as described in the accompanying Proxy Statement:

          1. To elect four directors, each for a three-year term expiring in 1999 or until their successors are duly elected and qualified or until their earlier death, resignation or removal.

          2. To consider and vote upon the approval of a proposed amendment to Article Fourth of the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock, par value $0.01 per share, of the Company from 50,000,000 to 100,000,000 shares.

          3. To consider and vote upon the adoption of the Input/Output, Inc. 1996 Management Incentive Program.

          4. To consider and vote upon the adoption of the Input/Output, Inc. 1996 Non-Employee Director Stock Option Plan.

          5. To consider and vote upon the amendment of the Input/Output, Inc. Amended and Restated 1990 Stock Option Plan.

          6. To consider and ratify the appointment of KPMG Peat Marwick LLP as the Company's independent certified public accountants for the fiscal year ending May 31, 1997.

          7. To transact any other business which properly may be brought before the Annual Meeting or any adjournment thereof.

          Only holders of record of the Company's Common Stock at the close of business on August 23, 1996 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A complete list of such stockholders will be open for the examination of any stockholder of record at the Company's principal executive offices at 11104 West Airport Blvd., Stafford, Texas 77477 for a period of ten (10) days prior to the Annual Meeting. The list shall also be available for the examination of any stockholder of record present at the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than by announcement at such meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED.

                                       By Order of the Board of Directors,

Stafford, Texas                        ROBERT P. BRINDLEY
September 5, 1996                      Secretary

                              INPUT/OUTPUT, INC.
                           11104 WEST AIRPORT BLVD.
                            STAFFORD, TEXAS  77477
                                (713) 933-3339

                                 PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 10, 1996

                   SOLICITATION AND REVOCABILITY OF PROXIES

     The Board of Directors of Input/Output, Inc., a Delaware corporation (the "Company"), is soliciting proxies to be voted at the Annual Meeting of Stockholders of the Company to be held at the Stafford Civic Center, 1415 Constitution Avenue, Stafford, Texas 77477, on Thursday, October 10, 1996 at 10:00 a.m., Stafford, Texas time, and at any adjournment thereof. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about September 5, 1996 in connection with this solicitation.

     This proxy solicitation is intended to afford stockholders the opportunity to vote on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders dated September 5, 1996. The proxy permits stockholders to withhold voting for any or all nominees for election to the Company's Board of Directors (the "Board") and to abstain from voting for any proposal if the stockholder so chooses.

     All holders of record of shares of the Company's Common Stock at the close of business on August 23, 1996 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Company had outstanding 42,969,676 shares of common stock, par value $0.01 per share (the "Common Stock").

     Each share of Common Stock is entitled to one vote. The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote as of the Record Date is necessary to constitute a quorum at the Annual Meeting. A plurality of the votes of the shares present in person or by proxy at the Annual Meeting, provided a quorum is constituted, is required for the election of directors. Approval of the proposal to amend the Company's Restated Certificate of Incorporation requires the affirmative vote of holders of a majority of the shares of Common Stock outstanding as of the Record Date. All other actions proposed herein may be taken upon the affirmative vote of holders of a majority of the shares of Common Stock represented at the Annual Meeting, provided a quorum is present in person or by proxy.

     With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all other proposals and will be counted as present for purposes of the item on which the abstention is noted. Since the amendment to the Company's Certificate of Incorporation will require the approval of holders of a majority of the outstanding shares of Common Stock, abstentions will have the effect of a negative vote. In addition, abstentions on the other specific proposals set forth herein will have the effect of negative votes because these proposals require the affirmative vote of holders of a majority of shares present in person or by proxy and entitled to vote. Under the rules of the New York Stock Exchange, Inc. ("NYSE"), brokers who hold shares in street name for customers have the authority to vote on certain "discretionary" items when they have not received instructions from beneficial owners. NYSE rules provide that brokers who have not received voting instructions from their clients have discretion to give a proxy and to vote on the election of directors and the other proposals set forth herein. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors or the proposal to ratify the appointment of the auditors, nor will it count as a vote cast in determining the total affirmative votes cast on the proposal to adopt the 1996 Management Incentive Program, the proposal to adopt the 1996 Non-Employee Director Stock Option Plan or the proposal to amend the Amended and Restated 1990 Stock Option Plan. However, a broker non-vote will have the same effect as a vote against the proposed amendment to the Restated Certificate of Incorporation.

     Any stockholder has the unconditional right to revoke his proxy at any time before it is voted. Any proxy given may be revoked either by a written notice duly signed and delivered to the Secretary of the Company prior to the exercise of the proxy, by execution of a subsequent proxy and delivery of such subsequent proxy to the Secretary of the Company, or by voting in person at the Annual Meeting (although attending the Annual Meeting without executing a ballot or executing a subsequent proxy will not constitute revocation of a proxy). Where a stockholder's duly executed proxy specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no such specification is made, the shares will be voted (i) FOR the nominees for director identified below,
(ii) FOR the approval of the proposed amendment to Article Fourth of the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 shares, (iii) FOR the adoption of the Input/Output, Inc. 1996 Management Incentive Program, (iv) FOR the adoption of the Input/Output, Inc. 1996 Non-Employee Director Stock Option Plan, (v) FOR the amendment of the Input/Output, Inc. Amended and Restated 1990 Stock Option Plan and (vi) FOR the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent certified public accountants for the fiscal year ending May 31, 1997.

                              ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation divides the Board into three classes. The term of office of one class of directors expires at this Annual Meeting of Stockholders. A second class of directors will serve until the 1997 Annual Meeting of Stockholders, and the third class of directors will serve until the 1998 Annual Meeting of Stockholders.

     Charles E. Selecman, Dr. Peter T. Flawn, G. Thomas Graves III and Michael
J. Sheen, each of whom is currently a director of the Company with a term expiring at the 1996 Annual Meeting, are nominees for director and will stand for election at this year's Annual Meeting for a three-year term of office expiring at the 1999 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal. For additional information regarding Messrs. Selecman, Flawn, Graves and Sheen, see "Management - Directors and Executive Officers of the Company." The persons named in the proxy will vote FOR such nominees, except where authority has been withheld as to a particular nominee or as to all nominees.

     Nominees for director receiving a plurality of the votes represented by the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon will be elected as directors. Each nominee has consented to being named in this Proxy Statement and to serve his term if elected. If any nominee should for any reason become unavailable for election, proxies may be voted with discretionary authority by the persons named therein for any substitute designated by the Board.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THESE NOMINEES FOR ELECTION TO THE BOARD.

                   PROPOSAL TO INCREASE AUTHORIZED SHARES

THE PROPOSAL

     The Board is seeking stockholder approval to amend Article Fourth of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $0.01 per share, of the

Company from 50,000,000 to 100,000,000 shares.   This proposal has been
adopted by the Board subject to approval thereof by the stockholders of the Company and is attached hereto as Appendix I and made a part hereof; the following discussion is qualified in its entirety to such reference.

     At a Special Meeting of Stockholders of the Company held on March 4, 1996, the Company's stockholders were asked to consider and approve an amendment to the Company's Certificate of Incorporation to (i) increase the number of authorized shares of Common Stock, par value $0.01 per share, of the Company from 50,000,000 to 200,000,000 shares and (ii) increase the number of authorized shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), of the Company from 5,000,000 to 25,000,000 shares. Holders of approximately 46.5% (19,633,133 shares) of the Company's outstanding Common Stock voted in favor of this proposal; holders of approximately 30% (12,683,647 shares) voted against the proposal and 286,280 shares (less than 1%) abstained. Because the proposal required for its approval the affirmative vote of a majority of shares of Common Stock outstanding and entitled to vote at the meeting, it was therefore rejected. For the reasons discussed below, the Board of Directors considers the number of currently authorized and unissued shares of Common Stock to be inadequate to meet the Company's anticipated future requirements, and, as a result of discussions with certain of its major stockholders, has determined to re-propose for stockholder approval only an increase in the number of authorized shares of Common Stock. Therefore, stockholders are not being asked to consider an increase in the number of authorized shares of Preferred Stock at the Annual Meeting.

     The Company has accomplished two two-for-one stock splits (each effected as a stock dividend) since May 1994, the latest split being declared in December 1995 and distributed to stockholders in January 1996. As of the Record Date, 42,969,676 shares of Common Stock were outstanding. Also, as of the Record Date, 5,730,300 shares of Common Stock were reserved for issuance under the Company's two existing stock option plans, leaving only 1,300,024 unreserved and otherwise uncommitted shares of Common Stock available for future issuance. Assuming the proposed Non-Employee Director Stock Option Plan is approved by stockholders at the Annual Meeting, then only 900,024 shares would remain unreserved and available for future issuance.

     The proposed increase in the authorized Common Stock has been recommended by the Board to assure that an adequate supply of authorized and unissued shares is available for general corporate needs, such as employee benefit plans, future stock splits, stock dividends and other distributions to stockholders, raising additional capital, financing arrangements, the conversion of other securities (such as warrants and preferred stock) that may be issued by the Company, and acquisitions by the Company of other businesses if favorable opportunities become available. Except for issuances of shares of Common Stock pursuant to the Company's existing and proposed stock option plans as disclosed herein, the Company has no present plans, arrangements or understandings to issue any additional shares of Common Stock.

     If approved by the stockholders, the additional authorized shares of Common Stock would be available for issuance at the discretion of the Board of Directors without further stockholder approval (subject to applicable Delaware law and NYSE rules), without the delay and expense incident to the holding of a special meeting of stockholders to consider any specific issuance. However, the rules of the NYSE require stockholder approval (i) in connection with the acquisition of certain stock or assets, including another business, from a director, officer or substantial stockholder, or from an entity in which one of such persons has a substantial direct or indirect interest, (ii) in a transaction or a series of transactions (except for a public offering of Common Stock for cash) that would result in an increase in the number of shares or voting power of the outstanding shares by 20% or more, (iii) where the issuance of Common Stock would result in a change of control of the Company or (iv) in connection with a stock option or stock purchase plan under which stock may be acquired by officers or directors.

     While the Board of Directors is of the opinion that the proposed amendment is in the best interests of the Company and its stockholders, the Board recognizes that there may be some disadvantages to the stockholders.

The authorized but unissued shares of Common Stock could be used by incumbent management to make more difficult a change in control of the Company. Under certain circumstances, such shares could be used to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. The increase in authorized shares of Common Stock might also be considered as having the effect of discouraging an attempt by another person or entity, through acquisition of a substantial number of shares of the Common Stock, to acquire control of the Company with a view to imposing a merger, sale of all or any part of the Company's assets or a similar transaction, since the issuance of any shares could be used to dilute the stock ownership of shares of the Company's voting stock held by such person or entity. Any transaction which may be so discouraged or avoided could be a transaction that the Company's stockholders might consider to be in their best interests, although it should be noted that the Board of Directors has a fiduciary duty to act in the best interests of the Company's stockholders at all times. See also "-- Potential Anti-Takeover Effects of Proposal."

     The Company's Board of Directors has not proposed the amendment to the Certificate of Incorporation as an anti-takeover measure, nor does the Board presently intend for the foreseeable future to propose anti-takeover measures in any future proxy solicitations. Any actions taken by the Company to discourage an attempt to acquire control of the Company may result in stockholders not being able to participate in any possible premiums which may arise in the absence of anti-takeover provisions, as well as may be used to entrench management's position even if such change in control may be beneficial to stockholders.

     The approval of the amendment to Article Fourth of the Certificate of Incorporation will not of itself cause any change in the capital stock or surplus of the Company. However, any future issuance of shares of Common Stock may have a dilutive effect on the present equity holdings of stockholders of the Company.

DESCRIPTION OF CAPITAL STOCK

     The Common Stock for which authorization is sought would become part of the existing class of Common Stock. The new shares, when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. No stockholder of the Company has any preemptive right to subscribe for or purchase any of the shares of Common Stock, and, once authorized, such shares would be available for issuance at such time and on such terms as the Board of Directors may consider appropriate.

     Holders of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. The Company has not paid any cash dividends on the Common Stock since inception.

     Holders of the Common Stock have no redemption, conversion or sinking fund rights. Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of holders of Common Stock and do not have any cumulative voting rights. In the event of a liquidation, dissolution or winding-up of the Company, the holders of Common Stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company and the liquidation preference of any outstanding Preferred Stock.

     The Board of Directors is authorized to provide for the issuance of Preferred Stock in one or more series and to fix the designations, preferences, powers and relative, participating, optional or other rights and restrictions thereof, including without limitation, the dividend rate, conversion rights, voting rights, redemption price and liquidation preference, to fix the number of shares constituting any such series and to increase and decrease the number of shares of such series. The Board of Directors of the Company, without obtaining stockholder approval, may issue shares of Preferred Stock with voting rights or conversion rights which could adversely affect the voting power of the holders of Common Stock. The Company's Certificate of Incorporation currently authorizes the Company to issue up to 5,000,000 shares of Preferred Stock. The proposed amendment would effect no change in the Company's authorized Preferred Stock. No shares of Preferred Stock have ever been issued, and the Company has no present plans to issue any shares of Preferred Stock.

POTENTIAL ANTI-TAKEOVER EFFECTS OF PROPOSAL

     The additional shares of Common Stock proposed to be authorized would be available for issuance by the Board in opposing an attempt by another corporation or individual to acquire or to take control of the Company which management may deem to not be in the best interests of the Company. For example, the Company might seek to frustrate a takeover attempt by making a private sale of a large block of shares to a third party who was opposed to such an attempt or by issuing shares of Preferred Stock or stock rights to stockholders, which shares or rights would acquire certain characteristics (such as conversion or redemption rights) upon an unfriendly attempted takeover.

     The provisions of the Company's Certificate of Incorporation and Bylaws summarized in the succeeding paragraphs may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in such stockholder's best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

     The Board of Directors of the Company is divided into three classes that are elected for staggered three-year terms. Stockholders may only remove a director for cause.

     Pursuant to the Certificate of Incorporation, the Company's Board of Directors by resolution may establish one or more series of Preferred Stock having such number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations as may be fixed by the Board of Directors without any further stockholder approval. These include, among other things, each share having more than one vote, voting as a class on certain matters, and special conversion rights or redemption features. Such rights, preferences, powers and limitations as may be established could have the effect of impeding or discouraging the acquisition of control of the Company.

     The Company's Certificate of Incorporation contains a "fair price" provision that requires the approval of holders of not less than 75% of the outstanding shares of voting stock of the Company (including not less than 66-2/3% of the outstanding shares of voting stock not owned, directly or indirectly, by persons who are Related Persons [as defined below]) as a condition for mergers, consolidations and certain other business combinations, including management buyouts, involving the Company and any Related Person, provided that the 66-2/3% voting requirement is not applicable if the business combination is approved by the holders of not less than 90% of the outstanding shares of voting stock of the Company. Related Persons include the holders of 10% or more of the Company's outstanding voting stock and any affiliate of such persons. The 75% voting requirement of the "fair price" provision is not applicable to a business combination between the Company and any wholly-owned subsidiary or a business combination involving a holder of 10% or more of the Company's outstanding voting stock if the acquisition by such holder of such stock or the proposed transaction is approved in advance of such person becoming a holder of 10% of the Company's outstanding voting stock by not less than 75% of the directors of the Company then holding office or the following conditions are met: (i) the transaction is a merger or consolidation proposed to occur within one year of the time such holder acquired 10% of the Company's outstanding voting stock and the price to be paid to holders of Common Stock is at least as high as the highest price paid by such holder in acquiring any of its Common Stock,
(ii) the consideration to be paid in the transaction is cash or the same form of consideration paid by such holder to acquire a majority of its holdings of Common Stock, (iii) between the date of the acquisition by such holder of 10% of the Company's outstanding voting stock and the transaction there has been no failure to declare and pay Preferred Stock dividends and no reduction in Common Stock dividends (except as approved by a majority of the unaffiliated directors), no further acquisition of voting stock by such holder and no benefit, direct or indirect, received by such holder through loans or other financial assistance from the Company or tax credits or other tax advantages provided by the Company and (iv) a proxy statement shall have been mailed to stockholders of record at least 30 days prior to the consummation of the transaction for the purpose of soliciting stockholder approval of such transaction.

     The Company's Certificate of Incorporation further provides that (i) stockholders may act only at an annual or special meeting of stockholders and may not act by written consent, (ii) special meetings of stockholders can be called only by the Board of Directors, (iii) a 75% vote of the outstanding voting stock is required to amend the Certificate of Incorporation with respect to certain matters, including, without limitation, the matters set forth in clause (i) above and the 75% voting requirement for certain business combinations described in the preceding paragraph and (iv) in addition to the 75% voting requirement referred to in clause (iii), a 66-2/3% vote of the outstanding shares of voting stock of the Company not owned by a Related Person is required to amend the provisions of the Certificate of Incorporation relating to certain business combinations described in the preceding paragraph.

     The Company's Bylaws provide that they may be amended only by the Board of Directors or the vote of not less than 75% of the outstanding shares of voting stock of the Company. The Bylaws also establish advance notice procedures with regard to the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors and with regard to certain matters to be brought before a special meeting of stockholders of the Company. These procedures provide that the notice of proposed stockholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, notice must be received at the principal executive office of the Company not less than 30 days nor more than 60 days prior to the meeting (or if fewer than 40 days notice or prior public disclosure of the meeting date is given or made by the Company, not later than the 10th day following the day on which the notice was mailed or such public disclosure was made). The procedures also provide that at an annual meeting of stockholders, and subject to any other applicable requirements, only such business may be conducted as has been brought before the meeting by, or at the direction of the Board of Directors or by a stockholder who has given timely prior written notice to the Secretary of the Company of such stockholder's intention to bring such business before the meeting. For such stockholder's notice to be timely, notice must be delivered to or mailed and received at the principal executive offices of the Company not later than the date that corresponds to 120 days prior to the date the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders. Such notice must contain certain information as specified in the Bylaws.

     The affirmative vote of holders of a majority of shares of Common Stock outstanding and entitled to vote at the Annual Meeting as of the Record Date is required to approve the amendment to the Company's Certificate of Incorporation, provided a quorum is present.

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                    PROPOSAL TO ADOPT THE INPUT/OUTPUT, INC.
                        1996 MANAGEMENT INCENTIVE PROGRAM

GENERAL

     On July 12, 1996, the Board adopted the Input/Output, Inc. 1996 Management Incentive Program (the "Incentive Plan"), subject to approval by the Company's stockholders at the Annual Meeting.

     During 1993, the United States Congress adopted Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), which provision places limits on the Company's ability to deduct certain compensation in excess of $1,000,000 for any taxable year paid to certain of its executive officers ("Section 162(m)"). One exception to these limitations is for "performance-based" compensation that has been disclosed to and approved by stockholders prior to payment of the awards. Final federal income tax regulations were promulgated in December 1995, which provide guidelines for compliance with this exception to the deduction limitation rules.

     The Incentive Plan was approved by the Compensation Committee in July 1996 to replace the Company's existing Management Incentive Plan and in response to Section 162(m) and the adoption of the final treasury regulations thereunder. The Incentive Plan is intended to comply with the performance-based exception to Section 162(m). Assuming the Incentive Plan is approved by the stockholders, the Incentive Plan will terminate on July 12, 2001, unless sooner terminated by action of the Board (Article X of the Incentive Plan).

     The provisions of the Incentive Plan (which include the material terms of the performance-based compensation that the Company intends to pay pursuant to the Incentive Plan) are summarized below. The statements herein concerning the terms and provisions of the Incentive Plan are summaries only and are qualified in their entirety by reference to the full text of the Incentive Plan, a copy of which is attached hereto as Appendix II.

     The purpose of the Incentive Plan is to advance the interests of the Company and its stockholders by providing certain of the Company's key employees with annual incentive compensation which is tied to the achievement of preestablished and objective performance goals. The Incentive Plan is designed to provide the Company with flexibility in achieving those purposes and to implement performance-based compensation strategies that will attract and retain officers and employees who are important to the long-term success of the Company.

     The Compensation Committee shall within 90 days after the commencement of each fiscal year, select the particular key employees of the Company and its subsidiaries to whom bonuses under the Incentive Plan may be granted. Approximately 53 employees are currently eligible to participate in the Incentive Plan. Subject to the terms of the Incentive Plan, employees who participate in the Incentive Plan may also participate in other benefit plans of the Company or any of its subsidiaries (Articles III and IV of the Incentive Plan).

     The Incentive Plan is administered by the Compensation Committee of the Board of Directors, each of whom is required by the terms of the Incentive Plan to be an "outside director" as that term is defined under Section 162(m). See "Proposal to Approve Amendments to the Input/Output, Inc. Amended and Restated 1990 Stock Option Plan -- Administration of the 1990 Plan."

BONUSES UNDER THE INCENTIVE PLAN

     Bonuses will be calculated and awarded under the Incentive Plan according the participant's position within the Company. Participants will be classified into Groups as designated by the Compensation Committee from time to time. Initially, Group I shall consist of the Chief Executive Officer and Chief Operating Officer of the Company (currently comprised of one person); Group II shall consist of the vice presidents and the controller of the Company (seven persons); Group III shall consist of certain tier one key employees of the Company and its Subsidiaries as designated by the Compensation Committee (11 persons); and Group IV shall consist of certain tier two key employees of the Company and its Subsidiaries as designated by the Compensation Committee (34 persons).

     BUDGET AND PBT BONUS. Under the Incentive Plan, a bonus may be awarded based upon the extent to which actual Profits Before Taxes for a fiscal year exceed a percentage (not less than 80%), as designated by the Compensation Committee from year to year, of that year's Budgeted Profit Before Taxes (as defined in Article I of the Incentive Plan) (a "Budget Bonus"). A bonus may also be awarded based upon the extent to which actual Profits Before Taxes for the relevant fiscal year exceed Profits Before Taxes for the immediately preceding fiscal year (a "PBT Bonus"). The Incentive Plan provides that the Compensation Committee must, within 90 days after the commencement of the fiscal year in question, establish the Corporate Thresholds and Performance Goals for that year, each of which is described below.

     Corporate Thresholds shall be the minimum levels of Profits Before Taxes that must be realized by the Company before payment of any Budget Bonus or PBT Bonus, as the case may be. The Performance Goals for each bonus year shall be those performance measures established by the Compensation Committee for each Group, which shall be expressed as percentages. These applicable percentages will be multiplied by the base salaries of participants in determining their respective bonus amounts. The amounts of these percentages will be determined by reference to the extent that actual Profits Before Taxes exceed the Corporate Thresholds with respect to any bonus year; provided that the maximum Budget Bonus that may be received by a Participant may not exceed twenty-five percent (25%) of such participant's base salary for such bonus year.

     ADJUSTMENTS AND LIMITATION ON BONUS. The maximum bonus amounts as calculated above for any participant who is a "covered employee" under
Section 162(m) may be reduced by an amount of up to 50% by the Compensation Committee in its sole discretion; however, the total maximum bonus amounts to any such participant may not be increased. Bonus amounts calculated under the Incentive Plan for all other participants may be increased or decreased by the Committee in its sole discretion. In any event, the maximum total bonus amount payable to any participant with respect to any bonus year shall not exceed $750,000.

NEW PLAN BENEFITS

     As discussed above, bonuses under the Incentive Plan will be based upon performance goals with respect to fiscal 1997 and future years. No incentive compensation under these terms has yet been earned by any participant. Accordingly, the amount of annual incentive compensation to be paid in the future to participants, including the Company's current or future named executive officers subject to Section 162(m), cannot be determined at this time, since actual amounts will depend on actual performance measured against the attainment of the preestablished performance goals and the Compensation Committee's discretion to adjust such amounts. However, the following table provides certain summary information concerning maximum bonuses which could have been awarded in fiscal 1996 to Mr. Owens, the Company's Chief Executive Officer, the named executive officers, the Company's executive officers as a group and all non-executive employees as a group, if the Incentive Plan had been in effect:

                MAXIMUM AMOUNT AVAILABLE UNDER INCENTIVE PLAN
          ASSUMING INCENTIVE PLAN WAS IN EFFECT DURING FISCAL 1996

     NAME AND POSITION                                            DOLLAR VALUE
     -----------------                                            ------------
     Gary D. Owens,
     President and Chief Executive Officer                         $  306,526
     Robert P. Brindley,
     Senior Vice President, Chief Financial Officer and Secretary $ 179,742 Michael J. Sheen,
     Senior Vice President and Chief Technical Officer             $  179,742
     G. Thomas Grisham,
     Vice President - Manufacturing                                $  147,480
     Axel M. Sigmar
     Vice President - Corporate Development                        $  138,263
     Executive Group                                               $  951,753
     Non-Executive Officer Employee Group                          $1,383,987

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE INCENTIVE PLAN.


                  PROPOSAL TO ADOPT THE INPUT/OUTPUT, INC. 1996
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

BACKGROUND

     The Company's existing Amended and Restated 1991 Outside Directors Stock Option Plan (the "1991 Plan") was adopted at the Company's 1991 Annual Meeting of Stockholders and amended in 1994. As originally adopted, the 1991 Plan authorized the grant of options to purchase up to 186,000 shares. In May 1994, the Company effected a two-for-one split of its Common Stock (in the nature of a stock dividend), so that instead of annual grants of options for 5,000 shares each year from 1992 through 1996, such annual grants covered 10,000 shares each pursuant to the adjustment provisions of the 1991 Plan. Subsequently in 1994, the Company amended the terms of the 1991 Plan to provide for the grant to each outside director on October 1, 1994, 1995 and 1996, of options for 15,000 shares of Common Stock, instead of 10,000 shares. In January 1996, the Company effected another two-for-one stock split, such that pursuant to the adjustment provisions under the Plan, each outside director of the Company (an "Outside Director") is entitled under the terms of the 1991 Plan to an option grant for 30,000 shares on October 1, 1996; this will represent the final grants of options to Outside Directors pursuant to the terms of the 1991 Plan. In order that the Company might provide a means for future grants of stock options to its Outside Directors, the Board of Directors of the Company adopted, subject to stockholder approval, the Input/Output, Inc. 1996 Non-Employee Director Stock Option Plan (the "Directors' Plan"), effective as of July 12, 1996. See "Remuneration of Directors and Officers -- Compensation of Directors."

DIRECTORS' PLAN GRANTS

     The Directors' Plan provides that each individual serving as an Outside Director on the first business day of November 1996 will automatically receive a nonqualified stock option to purchase 20,000 shares of Common Stock and that each Outside Director who joins the Company's Board of Directors in the future will automatically receive a nonqualified stock option to purchase 20,000 shares of Common Stock on the date on which such person is first elected or begins to serve as an Outside Director. This first grant of a stock option for 20,000 shares is herein referred to as the "First Grant". Additionally, Outside Directors will receive a stock option to purchase 10,000 shares of Common Stock (the "Second Grant") on the first business day of the November immediately succeeding the First Grant and a stock option to purchase 10,000 shares of Common Stock (the "Third Grant") on the first business day of the November immediately succeeding the Second Grant. The First Grant stock options shall vest in 33.33% installments on the first, second, and third anniversary dates of the First Grant. The Second Grant stock options shall vest in 50% installments on the first and second anniversary dates of the Second Grant. The Third Grant stock options shall be fully exercisable on and following the first anniversary date of the Third Grant.

     The provisions of the Directors' Plan are summarized below. All such statements are qualified in their entirety by reference to the full text of the Directors' Plan, which is attached hereto as Appendix III.

     The Directors' Plan is not subject to the provisions of ERISA and is not a "qualified plan" within the meaning of Section 401 of the Code. The Directors' Plan will terminate on July 12, 2006, and thereafter no options may be granted thereunder. The holder of an option granted pursuant to the Directors' Plan does not have any of the rights or privileges of a stockholder except with respect to shares that have been actually issued.

PURPOSE AND ELIGIBILITY

     Only Outside Directors of the Company are eligible to receive options under the Directors' Plan. At the present time, seven members of the Company's Board of Directors are considered Outside Directors for purposes of the Directors'
Plan: Charles E. Selecman, Shelby H. Carter, Jr., Ernest E. Cook, Glen H. Denison, Theodore H. Elliott, Jr., Dr. Peter T. Flawn, and G. Thomas Graves III.

     The purpose of the Directors' Plan is to promote the long-term growth of the Company by increasing the proprietary interest of Outside Directors in the Company, and to attract, recruit and retain highly qualified and capable Outside Directors by allowing these directors to participate in the long-term growth and financial success of the Company, particularly in light of the discontinuance of the Company's Directors Retirement Plan. See "Remuneration of Directors and Officers - Compensation of Directors."

ADMINISTRATION OF THE DIRECTORS' PLAN

     The Directors' Plan shall be administered by the Compensation Committee of the Board of Directors. See "Proposal to Approve Amendments to the Input/Output, Inc. Amended and Restated 1990 Stock Option Plan--Administration of the 1990 Plan."

STOCK OPTIONS

     The maximum number of shares of Common Stock to be authorized for issuance under the Directors' Plan is 400,000, subject to adjustment for stock splits and similar events. Shares that by reason of the expiration or unexercised termination of a stock option are no longer subject to purchase may be reoffered under the Directors' Plan. Each stock option granted under the Directors' Plan is required to be evidenced by a stock option agreement, which sets forth the material terms and provisions of the stock option.

     The exercise price for an option granted under the Directors' Plan shall be equal to the Fair Market Value per share of the Common Stock on the date of grant, but in any event shall not be less than the par value per share of the Common Stock. The option period extends for ten years from the date the option is granted, subject to earlier termination in the event a director ceases to serve as such.

     On the date that the participant desires to exercise stock options, the participant is required to deliver to the Company the total exercise price of the shares to be purchased in cash or in shares of Common Stock owned by the participant having a Fair Market Value equal to the exercise price (or in any combination of cash and shares of Common Stock having an aggregate Fair Market Value equal to the exercise price).

RESTRICTIONS

     The options granted and to be granted under the Directors' Plan are not transferable or assignable other than by will or by the laws of descent and distribution or pursuant to the terms of a qualified domestic relations order as defined in the Code.

     Stock options may be exercised at any time during the option period, at such times and in such amounts, in accordance with the terms and conditions and subject to such restrictions as are set forth in the Directors' Plan and in the applicable stock option agreements. Upon termination of the participant's service as a director with the Company and its subsidiaries due to death, total and permanent disability or retirement, all unmatured installments of options outstanding shall thereupon automatically be accelerated and exercisable in full, and the option may be exercised for a period of 12 months after such termination of service, or until expiration of the stock option period (whichever is sooner), by the participant or his estate or personal representative, or by the person who acquired the right to exercise the option by bequest or inheritance or by reason of the participant's death.

     In the event of the termination of a participant's service as a director other than as a result of death, disability, or retirement, such participant's stock options may be exercised by the participant for a period of 180 days after the participant's termination of service, or until expiration of the applicable option period (whichever is sooner) to the extent of the shares with respect to which such options could have been exercised by the participant on the date of termination, and thereafter to the extent not so exercised, such options shall terminate.

ADJUSTMENTS; AMENDMENTS

     The Directors' Plan provides that the number of shares issuable under the Directors' Plan and upon exercise of outstanding options and the exercise prices of such options are subject to such adjustments as are appropriate to reflect any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock (Article X of the Directors' Plan).

     If the Company merges or consolidates, transfers all or substantially all of its assets to another entity or dissolves or liquidates, then under certain circumstances a holder of an option will be entitled to purchase the equivalent number of shares of stock, other securities, cash or property that the option holder would have been entitled to receive had he or she exercised his or her option immediately prior to such event.

     In the event of a "Change in Control" of the Company (as defined in Article I of the Plan), then, notwithstanding any other provision in the Directors' Plan to the contrary, all unmatured installments of stock options outstanding shall thereupon automatically be accelerated and exercisable in full (Article XI of the Directors' Plan).

     The Directors' Plan provides that the Board of Directors may from time to time discontinue or amend the Directors' Plan without the consent of the stockholders unless such discontinuance or amendment is required by applicable law, rule or regulation (Article VII of the Directors' Plan). In addition, the Board of Directors may amend the Directors' Plan in any manner advisable in order for stock options to qualify for the exemption granted under Section 16(b) (and any changes or amendments thereto) of the Securities Exchange Act of 1934 (the "1934 Act").

CERTAIN FEDERAL INCOME TAX ASPECTS

     The granting of a stock option under the Plan will not result in federal income tax consequences to either the Company or the optionee. Upon exercise of a stock option, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price, and the Company will be entitled to a corresponding deduction. See "Proposal to Adopt Amendments to the Input/Output, Inc. Amended and Restated 1990 Stock Option Plan - Certain Federal Income Tax Aspects -- Nonqualified Stock Options."

     The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote thereon, provided a quorum is present, is required to adopt the Directors' Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE DIRECTORS' PLAN.


             PROPOSAL TO ADOPT AMENDMENTS TO THE INPUT/OUTPUT, INC.
                   AMENDED AND RESTATED 1990 STOCK OPTION PLAN

GENERAL

     The Company's Amended and Restated 1990 Stock Option Plan was adopted at
the  1990 Annual Meeting of Stockholders and subsequently amended in 1994.   In
July 1996, the Board approved, subject to approval by the Company's stockholders, certain amendments to the 1990 Plan. The Amended and Restated 1990 Stock Option Plan, as proposed to be amended by the terms hereof, is referred to herein as the "1990 Plan" and is summarized below.

     The amendments to the 1990 Plan have been approved by the Compensation Committee in response to Section 162(m) and the adoption in December 1995 of the final treasury regulations thereunder, in order for compensation attributable to future stock options granted under the 1990 Plan to be "performance-based" compensation exempt from the limitations of Section 162(m). See "Proposal to Adopt the Input/Output, Inc. 1996 Management Incentive Program -- General." The principal amendment in this regard limits the aggregate number of shares of Common Stock represented by grants of stock options to be made to any individual participant during any four-year period to 750,000 shares (Section 5 of the 1990
Plan). An additional related amendment requires that each member of the Compensation Committee be an "outside director" as that term is defined under
Section 162(m).

     If the proposed amendment to the 1990 Plan is not approved by the stockholders, the Board intends to rescind the amendment and seek, at a subsequent meeting, stockholder approval of other amendments that will meet with the approval of the stockholders and bring the 1990 Plan into compliance with
Section 162(m).

     Other principal amendments to the 1990 Plan include:

        (i) Amendments which provide that Nonqualified Stock Options terminate 180 days after the termination of an optionee's employment with the Company, except that if such optionee's employment is terminated by reason of death, total and permanent disability, or retirement pursuant to Company policies, such options terminate one year after such termination (Section 6 of the 1990 Plan); and

       (ii) Amendments which clarify the Board's authority to amend the 1990 Plan in order to continue to qualify under Section 162(m) of the Code and with respect to certain exemptions from Section 16(b) of the 1934 Act (Section 12 of the 1990 Plan); and

      (iii) An amendment to the definition of a "Change in Control" of the Company (Section 8 of the 1990 Plan).

     The statements herein concerning the terms and provisions of the 1990 Plan are summaries only and are qualified in their entirety by reference to the full text of the 1990 Plan, as proposed to be amended and restated, a copy of which is attached hereto as Appendix IV.

      At May 31, 1996, the Company estimates that approximately 1,000 employees and officers were eligible to participate in the 1990 Plan, 210 of whom were participants. As of May 31, 1996, options to purchase 1,984,500 shares of Common Stock had been granted to 210 persons and were outstanding under the 1990 Plan at exercise prices ranging from $2.03 to $39.25 per share, leaving 2,038,950 shares of Common Stock available for option grants. As of May 31, 1996, the aggregate market value of the shares of Common Stock underlying outstanding options under the 1990 Plan was $80,124,187 (based on the closing sales price per share of $40.375 on the New York Stock Exchange composite tape on such date.)

     For information concerning stock options granted during fiscal 1996 under the 1990 Plan to the named executive officers, the Company's executive officers as a group, all non-employee directors as a group, and all non-executive employees as a group, see "Remuneration of Directors and Officers - Stock Options."

TERMS OF THE 1990 PLAN AND AGREEMENTS

     TERM. Unless sooner terminated by action of the Board, the 1990 Plan will terminate on September 1, 2000, and thereafter no options may be granted thereunder.

     EMPLOYEES. The Compensation Committee will have authority to grant stock options to key employees of the Company (including officers and directors who are employees) or any majority-owned subsidiary at such time, in such amounts and under such terms as the Compensation Committee determines in accordance with the 1990 Plan.

     EXERCISE OF OPTIONS. The exercise price may be paid in cash or in shares of Common Stock valued at their fair market value on the date of exercise (or in any combination of cash and shares of Common Stock having an aggregate fair market value equal to the exercise price). The Compensation Committee is authorized to prescribe the time or times at which a stock option granted under the 1990 Plan may be exercised (Section 6(c) of the 1990 Plan).

     TERMINATION OF EMPLOYMENT OR SERVICE. The 1990 Plan states that upon termination of an optionee's employment with the Company, his option will be exercisable for a period of 180 days after such termination; provided, however, that if such termination is by reason of death, total and permanent disability, retirement or otherwise, as the case may be, his option will automatically vest and become fully exercisable for a period of 12 months after such date of termination.

     The 1990 Plan provides that in the event of a "Change in Control" of the Company, all stock options will become fully exercisable and vested, regardless of provisions under option agreements requiring shares to be exercised in installments. "Change in Control" is defined in Section 8 of the 1990 Plan.

ADMINISTRATION OF THE 1990 PLAN

     The 1990 Plan is administered by the Compensation Committee of the Board. The Compensation Committee may grant options under the 1990 Plan and determine the terms of options granted to key employees. The Board selects the members of the Compensation Committee from among disinterested members of the Board. Members of the Compensation Committee serve at the will of the Board and may be removed from the Compensation Committee at any time at the Board's discretion.

AMENDMENT OF THE 1990 PLAN

     The 1990 Plan provides that the Board may from time to time discontinue or further amend the 1990 Plan without the consent of the participants or the Company's stockholders. Additionally, the Board may amend the 1990 Plan in order for stock options to qualify for the exemption under Rule 16b-3 or to qualify as "performance-based" compensation under Section 162(m).

CERTAIN FEDERAL INCOME TAX ASPECTS

     The following is a summary of the principal federal income tax consequences associated with grants of options under the 1990 Plan. It does not describe all federal income tax consequences under the 1990 Plan, nor does it describe foreign, state or local tax consequences. Each participant is urged to consult his or her personal tax advisor to determine the specific tax consequences to him or her of the 1990 Plan.

     NONQUALIFIED STOCK OPTIONS. The 1990 Plan is not a "qualified plan" within the meaning of Section 401 of the Code. The granting of a nonqualified stock option will not result in federal income tax consequences to either the Company or the optionee. Upon exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price, and the Company will be entitled to a corresponding deduction.

     For purposes of determining gain or loss realized upon a subsequent sale or exchange of such shares, the optionee's tax basis will be the sum of the exercise price paid and the amount of ordinary income, if any, recognized by the optionee. Any gain or loss realized by an optionee on disposition of such shares generally will be a long-term capital gain or loss (if the shares are held as a capital asset for at least one year) and will not result in any tax deduction to the Company.

     INCENTIVE STOCK OPTIONS. In general, no income will be recognized by an optionee and no deduction will be allowed to the Company at the time of the grant or exercise of an incentive stock option granted under the 1990 Plan. When the stock received on exercise of the option is sold, provided that the stock is held for more than two years from the date of grant of the option and more than one year from the date of exercise, the optionee will recognize long-term capital gain or loss equal to the difference between the amount realized and the exercise price of the option related to such stock. If these holding period requirements under the Code are not satisfied, the subsequent sale of stock received upon exercise of an incentive stock option is treated as a "disqualifying disposition." In general, the optionee will recognize taxable income at the time of a disqualifying disposition as follows: (i) ordinary income in an amount equal to the excess of the lesser of the fair market value of the Common Stock on the date the incentive stock option is exercised or the amount realized on such disqualifying disposition over the exercise price and (ii) capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the Common Stock on the date the incentive stock option is exercised (or capital loss to the extent of any excess of the exercise price over the amount realized on disposition). Any capital gain or loss recognized by the optionee will be long-term or short-term depending upon the holding period for the stock sold. The Company may claim a deduction at the time of the disqualifying disposition equal to the amount of the ordinary income the optionee recognizes.

     Although an optionee will not realize ordinary income upon the exercise of an incentive stock option, the excess of the fair market value of the shares acquired at the time of exercise over the option price is included in "alternative minimum taxable income" for purposes of calculating the optionee's alternative minimum tax, if any, pursuant to Section 55 of the Code.

     WITHHOLDING. Withholding of federal income taxes at applicable rates will be required in connection with any ordinary income realized by a participant by reason of the exercise of stock options granted pursuant to the 1990 Plan. A participant must pay such taxes to the Company in cash or Common Stock prior to the receipt of any Common Stock certificates.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENTS TO THE 1990 PLAN.

                        PROPOSAL TO RATIFY APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board has selected KPMG Peat Marwick LLP as independent certified public accountants to examine the consolidated financial statements of the Company for the fiscal year ending May 31, 1997. Stockholders are being asked to ratify this appointment. The Company has been informed that neither KPMG Peat Marwick LLP nor any of its partners have any direct financial interest or any material indirect financial interest in the Company nor have had any connection during the past three years with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote thereon, provided a quorum is present, is required for approval of such proposal.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MAY 31, 1997.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth the names, ages and titles of the directors and executive officers of the Company.

NAME                              AGE   TITLE
- ----                              ---   -----
Charles E. Selecman.............   67   Chairman of the Board of Directors
Gary D. Owens...................   49   Director, President and Chief
                                          Executive Officer

Robert P. Brindley..............   46   Director, Senior Vice President, Chief
                                          Financial Officer and Secretary
Michael J. Sheen................   48   Director, Senior Vice President and
                                          Chief Technical Officer
G. Thomas Grisham...............   44   Vice President - Manufacturing
Axel M. Sigmar..................   35   Vice President - Corporate Development
Shelby H. Carter, Jr. ..........   65   Director
Ernest E. Cook..................   70   Director
Glen H. Denison.................   72   Director
Theodore H. Elliott, Jr. .......   60   Director
Dr. Peter T. Flawn..............   70   Director
G. Thomas Graves III............   47   Director

     Set forth below are descriptions of the backgrounds of the executive officers and directors of the Company and their principal occupations for the past five years.

     Charles E. Selecman has served as Chairman of the Board of Directors of the Company since December 1986 and previously served as President from 1989 until January 1993 and Chief Executive Officer until October 1, 1993. Mr. Selecman served from 1984 through 1986 as president of various oil field equipment and oil and gas exploration and production subsidiaries of Kidde, Inc., and also served as the group executive for the Kidde, Inc. energy group, which included the Company. Mr. Selecman, whose present term as a director of the Company expires at the 1996 Annual Meeting of Stockholders, is a nominee for re-election at such meeting. See "Election of Directors."

     Gary D. Owens, a director of the Company since June 1992, has served as President and Chief Executive Officer since October 1, 1993. Mr. Owens served as President and Chief Operating Officer of the Company from January 1993 to October 1993, and as Executive Vice President and Chief Operating Officer of the Company from June 1992 to January 1993. He served as Executive Vice President - Worldwide Marketing from 1991 to 1992. Mr. Owens served as Vice President - Marketing from 1989 to 1991 and served as the Company's Manager of Marketing from 1978 until 1989. Mr. Owens' term as a director of the Company expires at the 1998 Annual Meeting of Stockholders.

     Robert P. Brindley, a director of the Company since July 1994, has served as Senior Vice President and Chief Financial Officer and Secretary of the Company since 1991. He served as Vice President Finance, Chief Financial Officer and Secretary of the Company from 1987 to 1991. He was Vice President and Controller of the Company from 1982 to 1987. Mr. Brindley's term as a director of the Company expires at the 1997 Annual Meeting of Stockholders.

     Michael J. Sheen, a director of the Company since July 1994, has served as Senior Vice President and Chief Technical Officer of the Company since 1991. Mr. Sheen served as Vice President - Engineering for the Company from 1989 to 1991. He was the Company's Chief Engineer responsible for directing the engineering department from 1979 until 1989. Mr. Sheen, whose present term as a director of the Company expires at the 1996 Annual Meeting of Stockholders, is a nominee for re-election at such meeting. See "Election of Directors."

     G. Thomas Grisham has served as Vice President - Manufacturing of the Company since 1992. Mr. Grisham served as Manufacturing Manager for the Company from 1991 to 1992. Prior to that he held various positions of increasing responsibility in Marketing and Sales from 1980 until 1991.

     Axel M. Sigmar has served as Vice President - Corporate Development of the Company since September 1992. Mr. Sigmar was a product line manager having worldwide responsibility for land seismic at Schlumberger

Geco-Prakla, a seismic contractor, from 1988 to 1992. Mr. Sigmar served in various international management and technical positions in Schlumberger Wireline and Testing operations from 1982 to 1988.

     Shelby H. Carter, Jr., a director of the Company since February 1987, is also a founder/director of Bay Networks, Inc., a software and local area networking company. Since January 1986, Mr. Carter has also served as a professor at the University of Texas Graduate School of Business and College of Business Administration. From December 1986 to September 1989, he served as an advisory partner at Austin Ventures, L.P., a venture capital firm. In January 1985, Mr. Carter retired from his positions as General Sales Manager, Worldwide Operations and Corporate Vice President for Xerox Corporation, where he had been employed since January 1970; prior to that he was employed for 15 years by IBM Corporation. Mr. Carter also serves on the Board of Directors of TechWorks, Inc. and Pervasive Software, Inc. Mr. Carter's term as a director of the Company expires at the 1997 Annual Meeting of Stockholders.

     Ernest E. Cook, a director of the Company since February 1987, is an independent oil and gas industry consultant. Mr. Cook is also a director of Triton Energy Corporation. Mr. Cook's term as a director of the Company expires at the 1998 Annual Meeting of Stockholders.

     Glen H. Denison was a director of the Company from 1988 until resigning in July 1990. Mr. Denison rejoined the Company's Board of Directors in September 1990 upon retiring as Group Vice President of Hanson Industries, Inc. and Chief Executive Officer of Axelson, Inc., an oilfield equipment manufacturer, which were positions he had held since 1984. Mr. Denison retired as Chairman of Axelson, Inc. in 1993. Mr. Denison's term as a director of the Company expires at the 1998 Annual Meeting of Stockholders.

     Theodore H. Elliott, Jr., a director of the Company since February 1987, has been Chairman of Prime Capital Management Co. Inc., a Stamford, Connecticut, venture capital company, during the past five years. Mr. Elliott's term as a director of the Company expires at the 1997 Annual Meeting of Stockholders.

     Dr. Peter T. Flawn, a director of the Company since September 1990, currently serves as a consultant to the O'Donnell Foundation, a charity in Dallas, Texas, and formerly was the President of The University of Texas at Austin from 1979 to 1985. A member of the National Academy of Engineering, Dr. Flawn also serves on the Boards of Directors of Tenneco, Inc., Harte-Hanks Communications, Inc. and Global Marine, Inc. Dr. Flawn, whose present term as a director of the Company expires at the 1996 Annual Meeting of Stockholders, is a nominee for re-election at such meeting. See "Election of Directors."

     G. Thomas Graves III, a director of the Company since February 1987, currently serves as President of Gralee Capital Corporation, an asset management company. Mr. Graves served as Senior Vice President of Triton Energy Corporation from 1987 to 1993 and also served as Chairman and Chief Executive of Triton Europe Plc, a London Stock Exchange listed company engaged in the oil and gas exploration industry, from October 1991 to September 1993. Mr. Graves, whose present term as a director of the Company expires at the 1996 Annual Meeting of Stockholders, is a nominee for re-election at such meeting. See "Election of Directors."

     No director is related to any other director or executive officer of the Company or its subsidiaries, and there are no arrangements or understandings between a director and any other person pursuant to which such person was elected as director.

     Corporate officers are appointed by the Board and serve at the discretion of the Board.

MEETINGS OF DIRECTORS AND COMMITTEES

     The Board held 13 meetings during fiscal 1996. Each director attended at least 75% of the aggregate of the total meetings of the Board and any committee on which such director served.

     The Company has the following standing Committees:

     The AUDIT COMMITTEE, which currently consists of Messrs. Flawn, Cook, Elliott and Selecman met once during fiscal 1996. Its principal functions are to confirm the existence of effective accounting and internal control systems and to oversee the entire audit function.

     THE COMPENSATION COMMITTEE, which currently consists of Messrs. Graves, Carter and Denison, held eight meetings during fiscal 1996. Its principal functions are to study, advise and consult with the Company's management regarding the compensation of officers and directors and other key employees of the Company.

     THE NOMINATING COMMITTEE, which currently consists of Messrs. Selecman, Carter and Graves, met once during fiscal 1996. Its principal functions are to identify suitable candidates to fill vacancies on the Board which may occur from time to time. The Nominating Committee will consider nominees recommended by holders of Common Stock. Nominations should be sent to the Nominating Committee c/o the Company at the address set forth on the first page of this Proxy Statement, on or before May 16, 1997.

                     REMUNERATION OF DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION

     The following table sets forth information regarding annual and long-term compensation with respect to the fiscal years ended May 31, 1996, 1995 and 1994 paid or accrued by the Company to or on behalf of those persons who were at May 31, 1996, (i) the Company's Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                         ANNUAL COMPENSATION             LONG-TERM COMPENSATION
                         --------------------------   ---------------------------      ALL OTHER
NAME AND                                               OPTION    RESTRICTED STOCK    COMPENSATION
PRINCIPAL POSITION       YEAR    SALARY     BONUS     AWARDS(#)    AWARDS($)(1)         (2)(3)
- ------------------       ----   --------   --------   -------    ----------------    ------------
Gary D. Owens            1996   $300,000   $306,526   200,000                 -          $67,218
President and Chief      1995    250,000    256,173         -                 -           67,823
Executive Officer        1994    160,000    215,787         -        $1,432,575           66,089

Robert P. Brindley       1996   $195,000   $179,742    80,000                 -          $44,268
Senior Vice President,   1995    175,000    153,071         -                 -           43,550
Chief Financial Officer  1994    110,000    131,852         -          $859,545           40,001
and Secretary

Michael J. Sheen         1996   $195,000   $179,742    80,000                 -          $55,378
Senior Vice President    1995    175,000    153,071         -                 -           53,879
and Chief Technical      1994    110,000    131,852         -        $1,337,070           51,192
Officer

G. Thomas Grisham        1996   $160,000   $147,480    80,000                 -          $13,131
Vice President --        1995    130,000    113,710         -                 -            8,264
Manufacturing            1994     85,000    101,887         -          $477,525            7,322

Axel M. Sigmar           1996   $150,000   $138,263    50,000                 -          $43,899
Vice President --        1995    130,000    113,710         -                 -           41,172
Corporate Development    1994    100,000    119,867    16,000                 -           39,978

(1) The Company is required to use the closing price of its Common Stock on the date of grant of the restricted stock award for valuation purposes with respect to this column. The restricted period with respect to each of the awards included in the table above is two years for 50% of the shares awarded, three years for an additional 25% of the shares awarded and four years for the remaining 25% of the shares awarded. Dividend and voting rights of restricted stock are the same as all other shares of the Company's outstanding Common Stock. The number and value, based on the last reported sales price as of May 31, 1996, of Common Stock on the New York Stock Exchange composite tape of $40.375 per share, of the aggregate restricted stock holdings of the named individuals were as follows: Mr. Owens, 90,000 shares, $3,633,750; Mr. Sheen, 76,000 shares, $3,068,500;
     Mr. Brindley, 56,000 shares, $2,261,000 and Mr. Grisham 20,000 shares, $807,500. The restricted stock plan provides that all restrictions with respect to the shares of restricted stock awarded will automatically lapse upon a "change of control" (as defined in the plan) of the Company or termination of employment due to death or retirement.

(2) During fiscal 1996, the Company contributed to its Section 401(k) Plan as follows: Mr. Owens: $14,983; Mr. Sheen: $13,795; Mr. Brindley: $13,795; Mr. Grisham: $13,131 and Mr. Sigmar: $12,998.

(3) During fiscal 1996, the Company paid whole life insurance premiums as contributions with respect to the Company's Supplemental Executive Retirement Plan (SERP) as follows: Mr. Owens: $52,235; Mr. Sheen: $41,583; Mr. Brindley: $30,473 and Mr. Sigmar: $30,901.


     During fiscal 1996, the named individuals and certain officers included in the group received benefits in the form of certain perquisites. However, none of the individuals identified in the foregoing table received perquisites which exceeded in value the lesser of $50,000 or 10% of such officer's salary and bonus.

STOCK OPTIONS

     The options shown below were awarded during fiscal 1996 pursuant to the 1990 Plan:

                         OPTION GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
- ----------------------------------------------------------------------------------------------- POTENTIAL REALIZABLE VALUE AT
                 NUMBER OF SECURITIES  PERCENT OF TOTAL OPTIONS                                 ASSUMED ANNUAL RATES OF STOCK
                  UNDERLYING OPTIONS     GRANTED TO EMPLOYEES      EXERCISE OR     EXPIRATION   PRICE APPRECIATION FOR OPTION
NAME                 GRANTED(1)            IN FISCAL YEAR         BASE PRICE(1)       DATE      TERM(2)
- -----------------------------------------------------------------------------------------------------------------------------
                        (#)                      (%)                   ($/Sh)                         5%             10%
- -----------------------------------------------------------------------------------------------------------------------------
Gary D. Owens         200,000                   24.43%                $20.125      08/08/2005     $3,584,800     $ 9,084,588

Robert P. Brindley     80,000                    9.77%                $20.125      08/08/2005     $1,433,920     $ 3,633,835

Michael J. Sheen       80,000                    9.77%                $20.125      08/08/2005     $1,433,920     $ 3,633,835

G. Thomas Grisham      80,000                    9.77%                $20.125      08/08/2005     $1,433,920     $ 3,633,835

Axel M. Sigmar         50,000                    6.11%                $20.125      08/08/2005     $  896,200     $ 2,271,147

Executive Group       490,000                   59.85%                $20.125

Non-Employee          210,000                    N/A                  $19.1875
Director Group

Non-Executive         328,750                   40.15%                $17.8125 to
Officer Employee                                                        $39.25
Group

     (1) These options will vest in four equal annual increments beginning on the first anniversary date of the grant. The 1990 Plan provides that in the event of a "change in control" of the Company (as defined in the 1990 Plan), all stock options will become fully vested. Number of shares and exercise price adjusted to reflect two-for-one stock split effected in January 1996.

     (2) Potential realizable value is the amount that would be realized upon exercise by the Named Executive Officer of the options immediately prior to the expiration of their respective terms, assuming the specified annualized rates of appreciation on the Common Stock over the respective terms of the options.

     The following table shows the number of shares covered by all exercisable and non-exercisable stock options held by the named executive officers as of May 31, 1996. Also reported are the year-end values for their unexercised "in-the-money" options, which represent the positive spread between the exercise price of any option and the year-end market price of the Common Stock.

                   AGGREGATED FISCAL YEAR-END OPTION VALUES


                    SHARES                     NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                    ACQUIRED      VALUE        OPTIONS AT FISCAL YEAR      IN-THE-MONEY OPTIONS
NAME                ON EXERCISE   REALIZED     END(#)                      AT FISCAL YEAR END ($)
- ----                -----------   ---------    ----------------------      ----------------------
                                                  EXERCISABLE/                 EXERCISABLE/
                                                  UNEXERCISABLE                UNEXERCISABLE
                                                  --------------               -------------
Gary D. Owens        129,000     $3,583,060       30,000/345,000           $1,094,061/$9,698,686
Robert P. Brindley   130,000      3,608,748       20,000/176,000           $  729,374/$5,347,874
Michael J. Sheen      94,000      2,624,623       20,000/176,000           $  729,374/$5,417,874
G. Thomas Grisham     56,000      1,184,936       15,000/115,000           $  547,031/$2,974,530
Axel M. Sigmar        48,000      1,255,780       23,000/106,000           $  774,531/$2,945,781

     On May 31, 1996, the last reported sales price of the Common Stock on the New York Stock Exchange composite tape was $40.375 per share. The named executive officers exercised Company stock options covering a total of 457,000 shares during fiscal 1996.

     EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Messrs. Owens, Brindley and Sheen, all of which are substantially on the terms described below. These employment agreements provide that they expire January 31, 1993, but are subject to automatic yearly extensions except in certain events. Among other provisions, these agreements provide that, in consideration for remaining in the employ of the Company, each such officer is entitled to receive certain benefits, subject to certain conditions.

     If an officer of the Company is terminated for a reason other than (a) his death, disability or retirement, (b) for cause or (c) his voluntary termination other than for good reason, such officer would be entitled to receive from the Company a lump sum severance payment equal to the sum of the following amounts: (i) the officer's full base salary through his date of termination at the rate then in effect, (ii) an amount equal to two times the officer's annual base salary, (iii) certain relocation and indemnity payments, along with all legal fees and expenses incurred by the officer as a result of the termination and (iv) in the event the officer is subject to the excise tax imposed by Section 4999 of the Code, as a result of a change in control, an amount equal to the product of (a) 25% multiplied by (b) the amount of any "excess parachute payment" received by the officer as described in the provisions of Section 280G(b) of the Code. In the event that an officer receives a "parachute payment" as the result of a change in control, such payment would be deemed to be an "excess parachute payment" if it equals or exceeds 300 percent of the officer's "base amount," generally the average annual compensation received by the officer over the most recent five tax years. The "excess parachute payment" is computed as that portion of the "parachute payment" which exceeds the "base amount." In addition, unless the officer is terminated for cause, the Company must maintain in full force and effect for the continued benefit of the officer for a two-year period after the date of termination all benefit plans and programs or arrangements in which the officer was entitled to participate immediately prior to the date of termination.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Input/Output, Inc. Supplemental Executive Retirement Plan (the "SERP") was established in 1992. The SERP is designed to defer taxation of participants until their receipt of benefits. The Board, in its sole discretion, is authorized to determine eligibility for participation in the SERP. The Board has appointed a committee composed of directors and executive officers of the Company to administer the SERP. The SERP provides to each participant, upon such participant's retirement from the Company at age 65, an annual deferred benefit equal to 60% of the participant's average annual compensation for those three consecutive calendar years during his employment that results in the highest annual compensation, reduced by certain social security benefits and certain actuarial equivalents of annual matching contributions made by the Company and credited to the participant under the Company's Section 401(k) Plan. If a participant terminates employment prior to his 65th birthday due to death, total disability or early retirement that is approved by the Board, the participant will be 50% vested in his deferred benefit upon attaining age 55 and completing 15 years of service with the Company. A participant's vested interest increases 5% thereafter for each additional year of service. A participant is fully vested in his deferred benefit at age 65, or at age 55 if the participant has completed 25 years of service with the Company, or upon total disability of the participant or a change in control of the Company. In addition, the SERP provides that the Company shall pay a participant an amount equal to any excise tax pursuant to Section 280G of the Code in the event that payment of a deferred benefit results in liability for such tax.

     "Change of control" for purposes of the SERP is defined to include the following: (i) mergers or consolidations in which the Company is not the surviving corporation (unless the proportionate ownership of the Company's stockholders in the surviving corporation is unchanged), (ii) any sale or other disposition of all or substantially all of the Company's assets, (iii) the approval by the Company's stockholders of any plan of liquidation or dissolution, (iv) the acquisition by a third party of beneficial ownership of 50.1% of the Company's outstanding voting securities and (v) during any two-year period, persons who constituted at least a majority of the entire Board of Directors at the beginning of such period cease for any reason (other than death) to constitute a majority of the directors, unless the new director was approved by at least two-thirds of the directors then still in office who were directors at the beginning of such period.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") includes only directors who are not employees of the Company. The Committee establishes the salary levels of corporate officers and administers the Company's stock option and management incentive plans. During fiscal 1996 the Committee was comprised of G. Thomas Graves III, Chairman, Shelby H. Carter, Jr. and Glen H. Denison. The following report presents the Committee's summary of the Company's compensation programs and policies and describes the bases for compensation of the Company's executive officers and its chief executive officer:

     COMPENSATION POLICY

     The goal of the Company's executive compensation policy is to support the overall objective of enhancing stockholder value, while at the same time attracting, motivating and retaining highly qualified and productive employees. It is the policy of the Company that a significant portion of the compensation paid to the executive officers should be based on the Company's results of operations and the growth in value of its equity. This policy aligns the interests of the Company's management and stockholders by placing increased emphasis on performance-based pay and reduced emphasis on fixed pay in overall total compensation. To achieve its goals, the Company's executive compensation policies have been designed to provide competitive levels of compensation that integrate annual base compensation with bonuses based upon corporate performance and individual initiatives and performance. Also, since 1990, the Company has adopted and maintained stock option plans under which the benefits realized by executives are directly related to stock price performance. Consistent with this objective, the Company has had in place for a number of years the Input/Output, Inc. Management Incentive Plan (the "MIP") that established annual cash bonuses to the officers and other key employees of the Company, which were tied to actual profits performance compared to budgeted and prior year's pretax profits.

     In its assessment of compensation levels, the Committee takes into consideration performance relative to the individual responsibilities of the executive officers, as well as the financial performance of the Company relative to its goals and relative to the financial performance of other companies. The Committee also considers the competitiveness of both the entire executive compensation package and each of its individual components.
To assist it in its consideration, the Committee periodically engages the services of outside compensation consultants to evaluate the Company's executive compensation structure from time to time. These consultants report directly to the Committee and advise the Committee regarding the competitiveness of the Company's executive compensation package as well as recent trends and developments in executive compensation for U.S. companies. In this regard, during fiscal 1996, the Committee engaged the services of William M. Mercer Co. as independent compensation consultants to review and make recommendations to the Committee in these areas.

     As a result of the Committee's review of the Company's total compensation program for its executives, the Committee recommended to the Board of Directors in July 1996 that the Company adopt the Input/Output, Inc. 1996 Management Incentive Program (the "Incentive Plan") to replace the MIP. The Incentive Plan adopted by the Board of Directors, which is subject to stockholder approval at the Annual Meeting, is similar to the MIP regarding its calculation of bonuses by reference to objective performance criteria. The terms of the Incentive Plan are included with this Proxy Statement as Appendix II, and certain significant features of the plan are described elsewhere in this Proxy Statement.

     The Committee has considered the impact of Section 162(m) regarding the corporate limitations on deducting certain compensation expenses. It is the Committee's intent to adopt policies to obtain maximum tax deductibility of executive compensation, consistent with providing motivational and competitive compensation which is truly performance-based. In furtherance of this goal, the Incentive Plan and amendments to the Amended and Restated 1990 Stock Option Plan have been proposed for stockholder approval in order to assure that the Company's executive compensation plans meet the requirements of
Section 162(m) to achieve maximum deductibility of executive compensation expense. See "Proposal to Approve the Input/Output, Inc. 1996 Management Incentive Program" and "Proposal to Approve Amendments to the Input/Output, Inc. Amended and Restated 1990 Stock Option Plan."

     The Committee reviews the performance of the Company and each officer individually to determine salary and bonus adjustments and to determine stock option awards. In determining appropriate salary levels, the Committee generally considers compensation levels for executive positions with similar duties and responsibilities in the external market, including those at comparable-sized electronics companies, as well as corporate and individual performance.

     Company executive compensation currently consists of two key elements: A long-term component (stock options) and an annual component (base salary and bonus). Following is a description of the elements of the Company's current executive compensation program and how each relates to the objectives and policies outlined above.

     STOCK OPTIONS. The Committee believes that long-term incentives should be provided to management to increase shareholder value, as measured by stock price. The Committee believes that stock incentives are appropriate, not only for senior management, but also for key employees of the Company and its subsidiaries.

All options provide for the purchase of shares at an exercise price equal to fair market value on the date of grant. See "Proposal to Approve Amendments to the Input/Output, Inc. Amended and Restated 1990 Stock Option Plan."

     MANAGEMENT INCENTIVE PLAN. The Committee believes that key employees should have a significant portion of their total compensation based on the Company's relative financial performance to plan projections and the prior year's results. The participant's annual cash bonus under the proposed Incentive Plan is determined based on specified performance achievements by the Company.

     Each participant is assigned to a group within the Incentive Plan which reflects his responsibility level within the Company. The performance criteria for Incentive Plan groups emphasize the Company's objective for growth in profits before tax compared to budgeted pretax earnings for the plan year and the actual pretax results for the prior year. See "Proposal to Approve the Input/Output, Inc. 1996 Management Incentive Program."

     BASE SALARY. The Committee approves the annual salaries for all officers of the Company. The Committee reviews recommendations made by the Chief Executive Officer with regard to salary adjustments for officers other than himself, and then either approves or changes these recommended salary adjustments. The Committee independently reviews performance of the Chief Executive Officer and determines an appropriate salary based on the criteria set forth above. As noted above, base salaries for the Company's executive officers are also determined by reference to salary surveys from outside consultants and other sources.

     In previous years, certain executive officers were awarded grants of restricted stock under the Company's restricted stock plan adopted in 1990. The Committee believes that these grants served their purpose at such times increasing the share ownership of key executives, providing an emphasis on maintaining and enhancing stockholder value and retaining the executives during important developmental years of the Company's growth. All shares reserved for grant under the plan have been awarded, and the Committee does not intend to implement another restricted stock plan in the foreseeable future.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     In July 1996, Mr. Owens' annual base salary was increased from $300,000 to $350,000 in recognition of his responsibility for the Company's revenue growth and earnings performance. In June 1996, the Committee awarded a bonus of $ 306,526 to Mr. Owens pursuant to the MIP. In making this award, the Committee noted that the Company's performance objectives for fiscal 1996 (in accordance with the terms of the MIP) had been exceeded. Mr. Owens' participation in total option grants made by the Company during fiscal 1996 under the 1990 Stock Option Plan was based upon overall compensation packages and option plans provided to senior executives in similar companies as well as Mr. Owens' level and scope of responsibilities and contributions to the Company during fiscal 1996. Based on these criteria, in August 1995, the Committee awarded options to purchase 200,000 shares of Common Stock under the Amended and Restated 1990 Stock Option Plan to Mr. Owens.

     SUMMARY

     The Committee believes that the Company's executive compensation policies and programs serve the interests of the stockholders and the Company effectively. The various compensation programs are believed appropriately balanced to provide motivation for executives to contribute to the Company's overall success and enhance the value of the Company for the stockholders' benefit. As in past years, when performance goals are met or exceeded, resulting in increased value to stockholders, executives will be rewarded commensurately. In the aggregate, 50.5% of the Named Executive Officers' cash compensation for fiscal 1996 was derived from incentives directly linked to corporate performance. Mr. Owens received 52% of his cash compensation from incentives. The Committee will continue to monitor the effectiveness of the Company's total compensation program and continue to make proposals where applicable, to meet the current and future needs of the Company.

     This report has been provided by the Compensation Committee.

                  G. Thomas Graves III, Chairman
                      Shelby H. Carter, Jr.
                        Glen H. Denison

     The Compensation Committee Report on executive compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The following performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The following graph shows the value of an investment of $100 in April 1991, when the Company initially became a public company, the Standard & Poor's 500 Index, and the Standard & Poor's Electronics index.

                                S&P Electronics -
       INPUT/OUTPUT    S&P 500  Instrumentation
       ------------    -------  -----------------
1991       100.00      100.00       100.00
1992       218.75      109.85       136.36
1993       225.06      122.61       158.62
1994       643.75      127.81       144.75
1995       850.08      153.64       242.68
1996      2018.75      197.33       307.99

COMPENSATION OF DIRECTORS

     As compensation for serving on the Company's Board of Directors, each director who is not an employee of the Company receives $1,500 for each meeting attended and $1,500 for each committee meeting attended. In addition, each non-employee director receives an annual stipend of $20,000.

     DIRECTORS RETIREMENT PLAN. During June 1992, the Company adopted the Directors Retirement Plan. Under the Directors Retirement Plan, participation was limited to directors who served as outside directors for an aggregate of not less than five years or whose service on the Board as an outside director terminated due to death or disability or a change in control of the Company. Payment of benefits under the Directors Retirement Plan is payable in quarterly installments and commences at the beginning of the Company's fiscal quarter next following the later date at which a director (i) attains age sixty-five or (ii) retires from the Board. Payments of benefits shall continue for a period equal to the lesser of (a) the number of years and portions thereof, rounded upwards to the nearest six months, during which such director served as an outside director or (b) ten years. (During fiscal 1996, the Board determined to accelerate the vesting in full of Mr. Selecman's years of service as an outside director.) In the event of a "change of control" (as defined in the
Plan), the director may elect to receive a lump sum payment representing the present value of the quarterly payments otherwise payable. Total benefits payable to an outside director under the Directors Retirement Plan are equal to the greater of (i) 100% of the outside director's annual stipend effective for the fiscal year in which he retires or (ii) 100% of the outside director's annual stipend payable in the fiscal year prior to retirement.

     In July 1996, the Board of Directors of the Company determined to discontinue the Directors Retirement Plan. Under the terms adopted by the Board, all benefit accruals relating to years of service through the date of discontinuation were frozen; in addition, participation by any individuals not currently an outside director was prohibited. The Board determined not to currently distribute any accrued sums under the Plan to the outside directors, resolving instead to conserve cash and avoid any current charge against earnings as a result of distribution of benefits.

     OUTSIDE DIRECTORS' STOCK OPTION PLANS. Pursuant to the Amended and Restated 1991 Outside Directors Stock Option Plan (the "1991 Plan"), the Company is authorized to make automatic grants of options to purchase shares of Common Stock to outside directors. On October 1, 1996, each outside director is entitled under the terms of the 1991 Plan to an option grant for 30,000 shares. Under the terms of the 1991 Plan, the purchase price per share under each option must be not less than 100% of the fair market value of the shares of Common Stock on the date of grant and the option periods cannot be more than 10 years from the date the option is granted. Options granted under the 1991 Plan become exercisable one year following the date of the grant with respect to 25% of the shares of Common Stock covered thereby. Additional 25% increments become exercisable, cumulatively, on the next succeeding anniversary dates from the date of grant, until four years from the date of the grant, at which time the options may be exercised in full. The 1991 Plan also permits the exercise of options by the delivery of shares of Common Stock previously owned by the optionees in lieu of or in addition to cash. The exercisability of the options accelerates upon a change of control (as described in the plan) and upon the option holder's death while serving as a director or upon termination as a director as the result of retirement or disability. As of August 31, 1996, the Company had granted options covering a total of 804,000 shares of Common Stock under the 1991 Plan.

     On October 1, 1996, the last grants of stock options under the 1991 Plan will be made to the Company's outside directors, and no further shares will be available for grant under the 1991 Plan. In order that the Company might provide a means for grants of stock options to its outside directors and to attract, recruit and retain qualified outside directors to serve the Company, the Board of Directors of the Company adopted, subject to stockholder approval, the Input/Output, Inc. 1996 Non-Employee Director Stock Option Plan
(the "Directors' Plan"), effective as of July 12, 1996.   See "Proposal
to Adopt the Input/Output, Inc. 1996 Non-Employee Director Stock Option Plan."

                    VOTING AND STOCK OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

     At the Record Date, there were outstanding 42,969,676 shares of Common Stock which were held of record by 184 stockholders, and the Company believes that there were approximately 4,812 beneficial owners of the Common Stock on such date. Each share of Common Stock is entitled to one vote on each matter to come before the Annual Meeting. The holders of the Common Stock have no appraisal or similar rights with respect to any of the matters to be voted on at the Annual Meeting.

     The following table sets forth certain information with regard to the beneficial ownership as of August 23, 1996 of Common Stock by (i) all persons known by the Company to be the beneficial owners of more than five percent (5%) of the outstanding Common Stock, (ii) each director of the Company, (iii) each named executive officer of the Company and (iv) all executive officers and directors as a group (12 persons).

                                                    COMMON STOCK
                                             -------------------------
      NAME OF                                NUMBER OF      PERCENT OF
BENEFICIAL OWNER(1)                          SHARES (1)       CLASS
- -------------------                          ----------     ----------
Putnam Investment Management                 4,382,559        10.2%
   One Post Office Square
   Boston, MA 02709-2137

Pilgrim Baxter & Associates                  3,910,900         9.1%
   1255 Drummers Lane
   Wayne, PA  19087

First Interstate Bancorp (2)                 3,276,932         7.6%
   633 West 5th Street
   Los Angeles, CA  90071

Charles E. Selecman (3)                         45,000           *
Gary D. Owens (4)                              268,000           *
Robert P. Brindley (5)                         106,000           *
Michael J. Sheen (6)                           192,000           *
G. Thomas Grisham (7)                           55,000           *
Axel M. Sigmar (8)                              35,500           *
Shelby H. Carter, Jr. (9)                        7,500           *
Ernest E. Cook (10)                             13,500           *
Glen H. Denison (9)                              7,500           *
Theodore H. Elliott, Jr. (11)                   16,000           *
Dr. Peter T. Flawn (12)                         19,000           *
G. Thomas Graves III (10)                       11,300           *

All officers and directors
as a group (12 persons) (13)                   776,300         1.8%
_________

*Less than 1%.

(1) Except as otherwise indicated, the persons named in the table possess sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The table also includes shares of Common Stock held by wives and minor children of such persons and corporations and partnerships in which such persons hold a controlling interest, but excludes any controlling interest which may be deemed solely to exist by virtue of such person being a director of a corporation.

(2) Shares beneficially owned by Denver Investment Advisors, Inc., a wholly-owned subsidiary of First Interstate Bank of Denver, which the Company has been informed is a wholly-owned subsidiary of First Interstate Bancorp.

(3) Includes 15,000 shares which are subject to a currently exercisable option granted under the Company's 1991 Directors Stock Option Plan.

(4) Includes 80,000 shares which are subject to a currently exercisable option granted under the Amended and Restated 1990 Stock Option Plan and 90,000 shares of restricted stock.

(5) Includes 40,000 shares which are subject to a currently exercisable option granted under the Amended and Restated 1990 Stock Option Plan and 56,000 shares of restricted stock.

(6) Includes 40,000 shares which are subject to a currently exercisable option granted under the Amended and Restated 1990 Stock Option Plan and 76,000 shares of restricted stock.

(7) Represents 35,000 shares which are subject to a currently exercisable option granted under the Amended and Restated 1990 Stock Option Plan and 20,000 shares of restricted stock.

(8) Represents 35,500 shares which are subject to a currently exercisable option granted under the Amended and Restated 1990 Stock Option Plan.

(9) Represents 7,500 shares which are subject to a currently exercisable option granted under the 1991 Directors Stock Option Plan.

(10) Includes 7,500 shares which are subject to a currently exercisable option granted under the 1991 Directors Stock Option Plan.

(11) Represents 16,000 shares which are subject to a currently exercisable option granted under the 1991 Directors Stock Option Plan.

(12) Includes 15,000 shares which are subject to a currently exercisable option granted under the 1991 Directors Stock Option Plan.

(13) Includes an aggregate of 230,500 shares which are subject to currently exercisable options granted under the Amended and Restated 1990 Stock Option Plan and 76,000 shares which are subject to currently exercisable options granted under the 1991 Directors Stock Option Plan.

_______________

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes of ownership of Common Stock and other equity securities of the Company. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon its review of Forms 3, 4 and 5 and amendments thereto provided to the Company, during the fiscal year ended May 31, 1996, the Company's directors and executive officers and the persons who own more than 10% of the Company's Common Stock had complied with all Section 16(a) filing requirements.

                STOCKHOLDER PROPOSALS AT 1997 ANNUAL MEETING

     In order for stockholder proposals to receive consideration for inclusion in the Company's Proxy Statement for its 1997 Annual Meeting of Stockholders, such proposals must be received at the Company's offices at 11104 West Airport Blvd., Stafford, Texas 77477, Attention: Secretary, on or before May 16, 1997. All stockholder proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

                                OTHER MATTERS

     The Company will bear all costs of this proxy solicitation. In addition to soliciting proxies by mail, directors, executive officers and employees of the Company, without receiving additional compensation, may solicit proxies by telephone, by telegram or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of the Common Stock, and the Company will reimburse such brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with forwarding such materials. In addition, the Company has retained Kissel-Blake Inc., a proxy solicitation firm, for assistance in connection with the Annual Meeting at a cost of approximately $28,500 plus reimbursement of reasonable out-of-pocket expenses.

     The Board does not know of any business to be presented for consideration at the Annual Meeting other than that stated in the accompanying Notice. It is intended, however, that the persons authorized under the proxies may, in the absence of instructions to the contrary, vote or act in accordance with their judgment with respect to any other proposal properly presented for action at such meeting.

     The Annual Report of Stockholders for the fiscal year ended May 31, 1996, which includes financial statements, is enclosed herewith. The Annual Report does not form a part of this Proxy Statement or the materials for the solicitation of proxies to be voted at the Annual Meeting.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS BUT NOT INCLUDING EXHIBITS, WILL BE FURNISHED AT NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON RECEIPT OF A WRITTEN REQUEST OF SUCH PERSON ADDRESSED TO INPUT/OUTPUT, INC., ATTN: INVESTOR RELATIONS, 11104 WEST AIRPORT BLVD., STAFFORD, TEXAS 77477, TELEPHONE (713) 933-3339. THE COMPANY WILL ALSO FURNISH SUCH ANNUAL REPORT ON FORM 10-K TO ANY "BENEFICIAL OWNER" OF SUCH SECURITIES AT NO CHARGE UPON RECEIPT OF A WRITTEN REQUEST, CONTAINING A GOOD FAITH REPRESENTATION THAT, AT THE RECORD DATE, SUCH PERSON WAS A BENEFICIAL OWNER OF SECURITIES OF THE COMPANY ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 10, 1996. COPIES OF ANY EXHIBIT TO THE FORM 10-K WILL BE FURNISHED UPON THE PAYMENT OF A REASONABLE FEE.

     Information contained in the Proxy Statement relating to the security holdings of and related information concerning directors and officers of the Company is based upon information received from the individual directors and officers.

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                  By Order of the Board of Directors,




                                  Robert P. Brindley
                                  Secretary


Stafford, Texas
September 5, 1996

                                                            APPENDIX I

                               AMENDMENT
                                   TO
                       INCREASE AUTHORIZED SHARES

     Following is the text of the proposed amendment to Article FOURTH of the Restated Certificate of Incorporation of the Company:

     SECTION 1 of Article FOURTH of the Corporation's Restated
Certificate of Incorporation be amended so that, as amended, SECTION 1 of Article FOURTH shall be and read as follows:

                    "SECTION 1. CAPITALIZATION. The Corporation is authorized to issue one hundred five million (105,000,000) shares of capital stock. One hundred million (100,000,000) of the authorized shares shall be common stock, one cent ($0.01) par value each ("Common Stock"), and five million (5,000,000) of the authorized shares shall be preferred stock, one cent ($0.01) par value each ("Preferred Stock").

                    Each holder of shares of capital stock of the Corporation shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock of the Corporation held by the stockholder, unless otherwise specifically provided pursuant to this Restated Certificate of Incorporation."

                                                                     APPENDIX II

                               INPUT/OUTPUT, INC.

                       1996 MANAGEMENT INCENTIVE PROGRAM

                                    PURPOSE

    The purpose of the Input/Output, Inc. 1996 Management Incentive Program is to advance the interests of Input/Output, Inc. and its stockholders by providing certain key employees with annual incentive compensation which is tied to the achievement of preestablished and objective performance goals. The Plan is intended to provide Participants with annual incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Code, and should be construed to the extent possible as providing for remuneration which is "performance-based compensation" within the meaning of
Section 162(m) of the Code and the regulations promulgated thereunder.

                                   ARTICLE I

                                  DEFINITIONS

    For the purposes of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

        "BASE SALARY" means the actual base salary of a Participant (exclusive of Bonuses and any compensation under any other employee compensation or benefit plans of the Company) paid or to be paid, as the case may be, to a Participant with respect to the Bonus Year in question, according to the books and records of the Company and its Subsidiaries.

        "BOARD" means the board of directors of the Company.

        "BONUS" means either or both, as the context may require, of a Budget Bonus or an PBT Bonus awarded pursuant to the Plan.

        "BONUS YEAR" means the fiscal year of the Company and its Subsidiaries with respect to which a Bonus is calculated.

        "BUDGET BONUS" means the Bonus calculated in accordance with Article V.

        "BUDGETED PROFITS BEFORE TAXES" means the estimated consolidated earnings before income taxes of the Company and its Subsidiaries for the Bonus Year in question, as determined in accordance with GAAP and adopted by the Company for purposes of the Company's annual operating budget for the Bonus Year in question.

        "COMMITTEE" has the meaning assigned to it in Article II.

        "CODE" means the Internal Revenue Code of 1986, as amended.

        "COMPANY" means Input/Output, Inc., a Delaware corporation.

        "CORPORATE THRESHOLD" means with respect to any Bonus Year, the minimum level of Profits Before Taxes that must be realized by the Company before any Budget Bonus or PBT Bonus, as the case may be, can be paid by the Company.

        "COVERED EMPLOYEE" shall have the same meaning as the term "covered employee" (or its counterpart, as such term may be changed from time to time) contained in the treasury regulations promulgated under Code Section 162(m), or their respective successor provision or provisions, that being an employee for which the limitation on deductibility for compensation pursuant to Code Section 162(m) is applicable.

        "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through the Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the financial condition and the results of operations of the Company and its Subsidiaries, except that any accounting principle or practice required to be changed by such Financial Accounting Standards Board (or other appropriate board or committee of such board) in order to continue as a generally accepted accounting principle or practice may so be changed.

        "GROUP" and "GROUPS" have the meanings assigned to them in Article IV.

        "1934 ACT" means the Securities Exchange Act of 1934, as amended.

        "PARTICIPANT" means any key employee of the Company or any of its Subsidiaries that the Committee has determined to be eligible for participation in the Plan.

        "PAYMENT DATE" means the business day selected by the Committee upon which the Committee shall calculate and declare Bonuses in accordance with
    Section 7.2, which shall be a date after the Company's independent accounting firm issues its audit report on the Company's financial statements with respect to the Bonus Year in question, and which in any event shall not be later than ninety (90) days after the end of the applicable Bonus Year.

        "PBT BONUS" means the Bonus calculated in accordance with Article VI.

        "PERFORMANCE GOALS" means the performance measures established by the Committee for each Group for any Bonus Year in accordance with Articles V and VI of the Plan, which shall be expressed as percentages; these applicable percentages will be multiplied by the Base Salaries of Participants in determining their Bonus amounts.

        "PLAN" means the Input/Output, Inc. 1996 Management Incentive Program, as it may be amended from time to time.

        "PROFITS BEFORE TAXES" or "PBT" means the consolidated earnings before income taxes of the Company and its Subsidiaries for the fiscal year in question, determined by reference to the Company's audited consolidated statement of operations for such fiscal year prepared in accordance with GAAP.

        "SUBSIDIARY" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Bonus, each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain, and "SUBSIDIARIES" means more than one of any such corporations.

        "TOTAL BONUS" means the aggregate compensation, if any, awarded to a Participant on the Payment Date for any Bonus Year pursuant to a Budget Bonus and/or a PBT Bonus.

                                   ARTICLE II

                                 ADMINISTRATION

    Subject to the terms of this Article II, the Plan shall be administered by the Compensation Committee (the "Committee") of the Board, which shall consist of at least two members. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. Each member of the Committee, at the time of his appointment to the Committee and while he is a member thereof, must be an "outside director" as such term is used in Code Section 162(m).

    The Board shall select one of its members to act as the Chairman of the Committee, and the Committee shall make such rules and regulations for its operation as it deems appropriate. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

Subject to the terms hereof, the Committee shall interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or advisable.

    The Committee shall have full authority to select the key employees who will participate in the Plan, to designate the Groups in which they will participate, to establish Performance Goals with respect to each Group and certify the extent of their achievement, establish and certify the achievement of the Corporate Thresholds, and generally to administer the Plan, including authority to interpret and construe any provision of the Plan. Except as provided below, any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties, including the Company and all Participants.

                                  ARTICLE III
                                  ELIGIBILITY

    The Committee shall, on a date within the first ninety (90) days of the Bonus Year in question, select the particular key members of management of the Company and the particular key employees of the Company and its Subsidiaries to whom Bonuses under the Plan may be granted. Except as otherwise provided in
Article IV, employees who participate in the Plan may also participate in other incentive or benefit plans of the Company or any Subsidiary. As used herein, the term "employee" shall mean any person employed full-time by the Company or a Subsidiary on a salaried basis, and the term "employment" shall mean full-time salaried employment by the Company or a Subsidiary.

                                   ARTICLE IV
                             INCENTIVE PLAN GROUPS

    Each Participant in the Plan shall be designated as a member of a Group by the Committee in accordance with the terms of the Plan. The initial Groups of Participants under the Plan shall be constituted as follows:

    Group I:    Chief Executive Officer and Chief Operating Officer of the
Company

    Group II:  Vice Presidents and Controller of the Company

    Group III:  Tier One key employees of the Company and its Subsidiaries, as determined by the Committee

    Group IV:  Tier Two key employees of the Company and its Subsidiaries as determined by the Committee

The Committee may hereafter establish different Groups or classes of Groups with respect to any Bonus Year if such designation is accomplished within the first 90 days of such Bonus Year.

    In addition, certain officers and key employees may participate in similar Subsidiary-only management incentive plans adopted by that Subsidiary and, by reason of such participation, as determined by the Committee, may not be eligible for participation in this Plan.

                                   ARTICLE V
                                  BUDGET BONUS

    Prior to that date which is 90 days after the commencement of the Bonus Year in question, the Board shall have reviewed and approved the operations budget for such Bonus Year, which shall reflect the Budgeted Profits Before Taxes for such Bonus Year. Not later than the 90th day of the Bonus Year in question, the Committee shall set forth in writing the key employees designated as Participants for the Bonus Year and their appropriate Group, whether that Group will participate in the Budget Bonus, the Corporate Threshold with respect to the Budget Bonus for such Bonus Year, and the

Performance Goals with respect to each participating Group. The Corporate Threshold with respect to the Budget Bonus for any particular Bonus Year shall be an amount equal to (i) the Budgeted Profits Before Taxes, multiplied by (ii) a percentage determined by the Committee; provided that such Corporate Threshold shall not be less than an amount equal to 80% of Budgeted Profits Before Taxes. The actual percentage amounts of the Performance Goals to apply with respect to the Base Salaries of Participants in each Group will be determined by reference to the extent of the amount that the Profits Before Taxes exceeds the Corporate Threshold for the Budget Bonus for that Bonus Year; provided that the maximum Budget Bonus that may be received by a Participant may not exceed twenty-five percent (25%) of such Participant's Base Salary for such Bonus Year.

                                   ARTICLE VI
                                   PBT BONUS

    Not later than the 90th day of the Bonus Year in question, the Committee shall set forth in writing the key employees designated as Participants for the Bonus Year and their appropriate Group, whether that Group will participate in the PBT Bonus, the Corporate Threshold with respect to the PBT Bonus for such Bonus Year, and the Performance Goals with respect to each participating Group. The Corporate Threshold with respect to the PBT Bonus for any particular Bonus Year shall be not less than the amount of the Profits Before Taxes for the immediately preceding Bonus Year in question. The actual percentage amounts of the Performance Goals to apply with respect to the Base Salaries of Participants in each Group for purposes of determining a PBT Bonus will be determined by reference to the extent of the amount that the Profits Before Taxes exceeds the Corporate Threshold for the PBT Bonus for that Bonus Year.

                                  ARTICLE VII
                   PAYMENT OF BONUSES AND GENERAL PROVISIONS

    7.1 LIMITATION ON TOTAL BONUS. Notwithstanding any provision to the contrary contained herein, the maximum Total Bonus payable to any Participant with respect to any Bonus Year shall not exceed $750,000. The Bonus amounts calculated in accordance with Articles V and/or VI hereof for any Participant who is a Covered Employee with respect to the Bonus Year in question may be reduced by an amount of up to 50% by the Committee in its sole discretion; PROVIDED, HOWEVER, that under no circumstances may the amount of a Bonus determined under Articles V and/or VI of this Plan with respect to any Participant who is a Covered Employee with respect to the Bonus Year in question be increased. Bonus amounts calculated hereunder with respect to any Participant who is not a Covered Employee for the Bonus Year in question may be reduced or increased by the Committee in its sole discretion.

    7.2 PAYMENT. As a condition to eligibility for payment of a Bonus with respect to any particular Bonus Year, a Participant shall be required to be in the employ of the Company or one of its Subsidiaries through the applicable Payment Date, UNLESS (i) such Participant terminated his or her employment during such period due to retirement from the Company and its Subsidiaries in accordance with standard retirement policies of the Company and its Subsidiaries then in effect, or (ii) the Participant, while in the employ of the Company or one of its Subsidiaries, became totally and permanently disabled (as that term is defined in Section 22(e) of the Code) or died during such period. In the event of such retirement, death or disability, the Participant (or, in the case of death or disability, the Participant's estate or legal representative, as the case may be, or a designated beneficiary in accordance with Section 11.6) shall receive a prorated portion of his Bonus based on the portion of the Bonus Year that the Participant was in the employ of the Company or one of its Subsidiaries.

    In the event that a person becomes an employee of the Company or one of its Subsidiaries during a Bonus Year and the Committee determines to designate such person as a member of Group III or Group IV (or their successor Group(s), if subsequently designated by the Committee in accordance with Article IV), such person will become a Participant as of the date of each designation, and shall be entitled to receive a prorated portion of his Bonus based on the portion of the Bonus Year that the Participant was in the employ of the Company or one of its Subsidiaries. If a Participant that is a member of Group I or Group II (or their successor Group(s), if designated by the Committee) ceases to be employed by the Company or such Participant's status with the Company as an officer changes as a result of a reassignment of duties, any person who succeeds the Participant in the same or a comparable position within the Company, may be designated by the Committee as a Participant and a member of Group I or Group II (or their successor(s)), as may be applicable, for the duration of the applicable Bonus Year, effective as of the date such person assumes such position.

    Following the verification by the Company's independent accountants of the Company's financial results for any Bonus Year, the Committee shall certify (i) whether the Profits Before Taxes exceeded the Corporate Thresholds for the Budget Bonus and the PBT Bonus; (ii) whether and the extent to which PBT Bonuses and Budget Bonuses are payable to the Participants in each Group by applying their applicable Performance Goals to their respective Base Salaries; and (iii) the amounts of the Bonuses, if any, to be paid to the Participants in accordance with Articles V and VI, as may be applicable (and Section 7.1, if applicable). The Committee shall instruct the Company, or instruct the Company to cause any Subsidiary, as applicable, to pay to each Participant his Bonus in accordance with this Article, as promptly as reasonably practicable after such Payment Date.

    7.3 PARTIAL FISCAL YEARS. In the event that the Company and its Subsidiaries adopt any different fiscal year which results in a fiscal year having less than twelve months, the Committee shall, in its sole discretion, award Bonuses computed as provided in Articles V and VI (and Section 7.1, if applicable) but reduced by the Committee for such shortened fiscal year, or defer any awards of Bonuses for such fiscal period until a Payment Date following such full twelve-month fiscal year.

    7.4 NO RIGHTS TO BONUS. The prospective recipient of a Bonus shall not have any rights with respect to any Bonus, or any portion thereof, until the award thereof on the Payment Date to which the particular Bonus amount relates.

                                  ARTICLE VIII

                          AMENDMENT OR DISCONTINUANCE

    The Committee may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided that any amendment that modifies any preestablished performance goal for Participants in Group I or Group II (or their successor(s), as may be applicable) under this Plan with respect to any particular Bonus Year may only be effected on or prior to that date which is 90 days following the commencement of such Bonus Year. In addition, the Board shall have the power to amend the Plan in any manner advisable in order for Bonuses granted under the Plan to qualify as "performance-based" compensation under Section 162(m) of the Code (including amendments as a result of changes to Section 162(m) or the regulations thereunder to permit greater flexibility with respect to Bonuses granted under the Plan).

                                   ARTICLE IX

                               EFFECT OF THE PLAN

    Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any Participant any right to be granted a Bonus or any other rights. In addition, nothing contained in this Plan and no action taken pursuant to its provisions shall be construed to (a) give any Participant any right to any compensation, except as expressly provided herein;
(b) be evidence of any agreement, contract or understanding, express or implied, that the Company will employ a Participant in any particular position; (c) give any Participant any right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations hereunder; or (d) create a trust of any kind or a fiduciary relationship between the Company and a Participant or any other person.

                                   ARTICLE X

                                      TERM

    The effective date of this Plan shall be as of July 12, 1996, subject to stockholder approval. This Plan and any benefits granted hereunder shall be null and void if stockholder approval is not obtained at the next annual meeting of stockholders of the Company. Unless sooner terminated by action of the Board, the Plan will terminate on the 12th day of July, 2001.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

    11.1 NO RIGHT TO CONTINUE EMPLOYMENT. Nothing in the Plan confers upon any Participant the right to continue in the employ of the Company or interferes with or restricts in any way the right of the Company to discharge any employee at any time (subject to any contract rights of such employee).

    11.2 TAX REQUIREMENTS. The Company (and, where applicable, its Subsidiaries) shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy applicable taxes required by law to be withheld with respect to any payment of any Bonus to a Participant.

    11.3 INDEMNIFICATION OF BOARD AND COMMITTEE. No member of the Committee, nor any officer, employee or agent of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and each and every officer, employee or agent of the Company acting on their behalf shall, to the fullest extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation. Each member of the Committee shall, in the performance of his or her duties under the Plan, be fully protected in relying in good faith upon the financial statements of the Company as contemplated by the terms of the Plan.

    11.4 EFFECT ON PARTICIPATION. The award of a Bonus to a Participant shall not by itself be deemed either to entitle the Participant to, or to disqualify the Participant from, as the case may be, participation in any other future grant of Bonuses under the Plan or otherwise, or in any other compensation or benefit plan of the Company or any of its Subsidiaries currently existing or hereafter established.

    11.5 OTHER COMPENSATION AGREEMENTS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

    11.6 APPLICABILITY TO SUCCESSORS. The Plan shall be binding upon and inure to the benefit of the Company and each Participant, the successors and assigns of the Company, and the beneficiaries, personal representatives and heirs of each Participant. Any interests of Participants under the Plan may not be voluntarily sold, transferred, alienated, assigned or encumbered, other than by will or pursuant to the laws of descent and distribution; provided however, that a Participant may designate a beneficiary or beneficiaries to receive payments after the Participant's death, by written notice to the Committee. If the Company becomes a party to any merger, consolidation or reorganization, the Plan shall remain in full force and effect as an obligation of the Company or its successors in interest.

    11.7 REORGANIZATION, MERGER OR CONSOLIDATION. In the event of a merger, consolidation, sale of assets, reorganization or other business combination in which the Company is not the surviving or continuing corporation, or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property (other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger), the Bonus Year will be deemed to have ended on the date such transaction is consummated. PBT Bonus calculations will be determined based on the Bonus Year-to-date profits before taxes and will be determined based on a comparison of (i) profits before taxes for such Bonus Year to the date of the event, to (ii) profits before taxes for the immediately preceding fiscal year to the same date of such preceding year. The Budget Bonus calculations will be determined based on a comparison of
(x) profits before taxes for such Bonus Year to the date the transaction is consummated, to (y) Budgeted Profits Before Taxes for such Bonus Year, pro-rated to the date the transaction is consummated. Such calculations will be based upon the Company's consolidated statement of earnings for the month ended immediately prior to the date of consummation of the sale, merger, reorganization or business combination.

    11.8 GENDER AND NUMBER. Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form.

    11.9 STOCKHOLDER VOTE. The material terms of this Plan shall be disclosed to the stockholders of the Company for approval in accordance with Section 162(m) of the Code. No award or payment of any Bonus under this Plan shall made unless such stockholder approval is obtained.

                                  ARTICLE XII

                            UNFUNDED STATUS OF PLAN

    The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any Bonuses granted but not yet paid to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

                                                                    APPENDIX III

                               INPUT/OUTPUT, INC.

                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                    PURPOSE

    The purpose of the Plan is to promote the long-term growth of the Company by increasing the proprietary interest of Non-Employee Directors in the Company, and to attract and retain highly qualified and capable Non-Employee Directors by allowing these Non-Employee Directors to participate in the long-term growth and financial success of the Company.

                                   ARTICLE I

                                  DEFINITIONS

    For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

    1.1 "Board" means the board of directors of the Company.

    1.2 "Change in Control" means the occurrence of any of the following events:
(i) there shall be consummated any merger or consolidation pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, or any sale, lease, exchange or other disposition (excluding disposition by way of mortgage, pledge or hypothecation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company (a "Business Combination"), in each case unless, following such Business Combination, the holders of the outstanding Common Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the outstanding common stock or equivalent equity interests of the corporation or entity resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Common Stock, (ii) the stockholders of the Company approve any plan or proposal for the complete liquidation or dissolution of the Company, (iii) any "person" (as such term is defined in Section 3(a)(9) or Section 13(d)(3) under the 1934
Act) or any "group" (as such term is used in Rule 13d-5 promulgated under the 1934 Act), other than the Company, any successor to the Company or any Subsidiary or any employee benefit plan of the Company or any Subsidiary (including such plan's trustee), becomes a beneficial owner for purposes of Rule 13d-3 promulgated under the 1934 Act, directly or indirectly, of securities of the Company representing 40% or more of the Company's then outstanding securities having the right to vote in the election of directors, or (iv) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.

    1.3 "Code" means the Internal Revenue Code of 1986, as amended.

    1.4 "Common Stock" means the common stock which the Company is currently authorized to issue or may in the future be authorized to issue.

    1.5 "Company" means Input/Output, Inc., a Delaware corporation.

    1.6 "Date of Grant" means the effective date on which an option is awarded to a Participant as set forth in the relevant stock option agreement.

    1.7 "Fair Market Value" of the Company's shares of Common Stock means (i) the closing sale price per share on the principal securities exchange on which the Common Stock is traded (or if there is no sale on the relevant date, then on the last previous day on which a sale was reported), or (ii) the mean between the closing or average (as the case may
be) bid and asked prices per share of Common Stock on the over-the-counter market, whichever is applicable.

    1.8 "First Grant" shall have the meaning set forth in Section 4.2 hereof.

    1.9 "1934 Act" means the Securities Exchange Act of 1934, as amended.

    1.10 "Non-Employee Director" means a director of the Company who is not an employee of the Company or any Subsidiary.

    1.11 "Nonqualified Stock Option" or "Stock Option" means an option to purchase shares of Common Stock granted to a Participant pursuant to Article IV and which is not intended to qualify as an incentive stock option under Section 422 of the Code.

    1.12 "Participant" means any Non-Employee Director who is, or who is proposed to be, a recipient of a Stock Option pursuant to the terms of this Plan.

    1.13 "Plan" means the Input/Output, Inc. Non-Employee Director Stock Option Plan, as it may be amended from time to time.

    1.14  "Second Grant" shall have the meaning set forth in Section 4.2 hereof.

    1.15 "Stock Dividend" means a dividend or other distribution declared on the shares of Common Stock payable in (i) capital stock of the Company or any Subsidiary of the Company, or (ii) rights, options or warrants to receive or purchase capital stock of the Company or any Subsidiary of the Company, or (iii) securities convertible into or exchangeable for capital stock of the Company or any Subsidiary of the Company, or (iv) any capital stock received upon the exercise, or with respect to, the foregoing.

    1.16 "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Stock Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and "Subsidiaries" means more than one of any such corporations.

    1.17  "Third Grant" shall have the meaning set forth in Section 4.2 hereof.

                                   ARTICLE II

                                 ADMINISTRATION

    Subject to the terms of this Article II, the Plan shall be administered by the Compensation Committee (the "Committee") of the Board, which shall consist of at least two members. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. Each member of the Committee, at the time of his appointment to the Committee and while he is a member thereof, must be a "disinterested person", as that term is defined in Rule 16b-3 promulgated under the 1934 Act, and an "outside director" under Section 162(m) of the Code.

    The Board shall select one of its members to act as the Chairman of the Committee, and the Committee shall make such rules and regulations for its operation as it deems appropriate. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

    The Committee shall have full authority and responsibility to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary. Except as provided below, any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties, including the Company and all Participants.

                                  ARTICLE III

                           SHARES SUBJECT TO THE PLAN

    Subject to the provisions of Articles X and XI of the Plan, the aggregate number of shares which may be issued to Participants under grants of Stock Options made by the Committee under the Plan shall not exceed 400,000. In the event that shares of Common Stock are delivered to the Company in full or partial payment of the exercise price for the exercise of a stock option granted under the Plan in accordance with Article V of this Plan, the number of shares available for future grants of options under the Plan shall be reduced only by the net number of shares issued upon the exercise of the option.

    Shares to be distributed and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration or unexercised termination of a Stock Option are no longer subject to purchase may be reoffered under the Plan.

                                   ARTICLE IV

                        NON-ELECTIVE STOCK OPTION GRANTS

    4.1 ELIGIBILITY. Only Non-Employee Directors serving as such as of the Date of Grant shall be eligible to receive grants of Stock Options under this Plan.

    4.2 GRANT OF STOCK OPTIONS. On the first business day of November 1996, each person who is a then a Non-Employee Director shall be granted a Nonqualified Stock Option to purchase 20,000 shares of Common Stock. Thereafter, on the first business day of November 1997, each such Non-Employee Director shall be granted a Nonqualified Stock Option to purchase 10,000 shares and on the first business day of November 1998, each such Non-Employee Director shall be granted a Nonqualified Stock Option to purchase 10,000 shares.

    With respect to any Non-Employee Director who joins the Board after the first business day of November 1996, on that date on which such person is first elected or otherwise commences serving as a Non-Employee Director, such person shall be granted a Nonqualified Stock Option to purchase 20,000 shares. Thereafter, on the first business day of the immediately succeeding November following such date, such Non-Employee Director shall be granted a Nonqualified Stock Option to purchase 10,000 shares, and on the first business day of the November immediately succeeding the date that such 10,000-share Stock Option was granted, such Non-Employee Director shall be granted an additional Nonqualified Stock Option to purchase 10,000 shares.

    The first grant of a Nonqualified Stock Option for 20,000 shares pursuant to this Section 4.2 is herein referred to as the "First Grant"; the second grant and third grant of Nonqualified Stock Options for 10,000 shares each pursuant to this Section 4.2 is herein referred to as the "Second Grant" and the "Third Grant," respectively.

    Each grant of Stock Options shall be evidenced by a stock option agreement setting forth the number of shares subject to the Stock Option, the option exercise price, the option period of the Stock Option, and such other terms and provisions as, except to the extent permitted herein, are not inconsistent with the Plan.

    4.3 EXERCISE PRICE. The exercise price for a Stock Option shall be equal to the Fair Market Value per share of the Common Stock on the Date of Grant. Notwithstanding anything to the contrary contained in this Section 4.3, the exercise price of each Stock Option granted pursuant to the Plan shall not be less than the par value per share of the Common Stock.

    4.4 VESTING; OPTION PERIOD. Each Stock Option shall vest and be exercisable as follows: The First Grant Stock Options shall vest in 33.33% installments on the first, second and third anniversary dates of the First Grant; the Second Grant Stock Options shall vest in 50% installments on the first and second anniversary dates of the Second Grant; and the Third Grant Stock Options shall be fully exercisable on and after the first anniversary date of the Third Grant. In no event shall the period of time during which a Nonqualified Stock Option may be exercised exceed ten years from the Date of Grant of the Stock Option in question. No Stock Option may be exercised at any time after the expiration of its option period. A Stock Option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock.

                                   ARTICLE V

                           EXERCISE OF STOCK OPTIONS

    Full payment for shares purchased upon exercise of a Stock Option shall be made in cash or by the Participant's delivery to the Company of shares of Common Stock which have a Fair Market Value equal to the exercise price (or in any combination of cash and shares of Common Stock having an aggregate Fair Market Value equal to the exercise price). No shares may be issued until full payment of the purchase price therefor has been made, and a Participant will have none of the rights of a stockholder until shares are issued to him. Additionally, shares covered by a Stock Option may be purchased upon exercise, in whole or in part, in accordance with the applicable stock option agreement, by authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a Stock Option, and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise and any tax withholding obligations resulting from such exercise.

                                   ARTICLE VI

                      TERMINATION OF EMPLOYMENT OR SERVICE

    In the event a Participant shall cease to serve in his capacity as a director of the Company for any reason other than death, disability or retirement pursuant to Company policies, such Participant's Stock Options may be exercised by the Participant for a period of one hundred eighty (180) days after the Participant's termination of service, or until expiration of the applicable Option Period (if sooner), to the extent of the shares with respect to which such Stock Options could have been exercised by the Participant on the date of termination, and thereafter to the extent not so exercised, such Stock Options shall terminate. In addition, a Participant's Stock Options may be exercised as follows in the event of such Participant's death, disability or retirement:

        (a) DEATH. In the event of death while serving as a director, all unmatured installments of Stock Options outstanding shall thereupon automatically be accelerated and become fully vested and exercisable in full, and the Stock Option may be exercised for a period of twelve (12) months after the Participant's death or until expiration of the Stock Option period (if sooner), by the Participant's estate or personal representative, or by the person who acquired the right to exercise the Stock Option by bequest or inheritance or by reason of the Participant's death; and

        (b) DISABILITY OR RETIREMENT. In the event of termination of service as a director as the result of a total and permanent disability (as defined in Section 22(e) of the Code) or retirement as a director pursuant to standard Company policies applicable to directors, then all unmatured installments of Stock Options outstanding shall thereupon automatically be accelerated and become fully vested and exercisable in full, and the Stock Option may be exercised by the Participant or his guardian or legal representative for a period of twelve (12) months after such termination or until expiration of the Stock Option period (if sooner).

                                  ARTICLE VII

                          AMENDMENT OR DISCONTINUANCE

    The Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part.

    In addition, the Board shall have the power to amend the Plan in any manner advisable in order for Stock Options granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the 1934 Act), including amendments as a result of changes to Rule 16b-3 or the regulations thereunder to permit greater flexibility with respect to Stock Options granted under the Plan, and any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Stock Options theretofore granted under the Plan, notwithstanding any contrary provisions contained in any stock option agreement. In the event of any such amendment to the Plan, the holder of any Stock Option outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any stock option agreement relating thereto within such reasonable time as the Committee shall specify in such request. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article VII shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Stock Options theretofore granted under the Plan without the consent of the affected Participant.

                                  ARTICLE VIII

                               EFFECT OF THE PLAN

    Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any director any right to be granted a Stock Option to purchase or receive Common Stock of the Company or any other rights except as may be evidenced by a stock option agreement, or any amendment thereto, duly authorized by and executed on behalf of the Company and then only to the extent of and upon the terms and conditions expressly set forth therein.

                                   ARTICLE IX

                                      TERM

    The Plan shall be submitted to the Company's stockholders for their approval. Unless sooner terminated by action of the Board, the Plan will terminate on the 12th day of July, 2006. Stock Options under the Plan may not be granted after that date, but Stock Options granted before that date will continue to be effective in accordance with their terms and conditions.

                                   ARTICLE X

                              CAPITAL ADJUSTMENTS

    If at any time while the Plan is in effect or unexercised Stock Options are outstanding there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a Stock Dividend or through any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, then and in such event:

        (i) An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under grants pursuant to the Plan, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so awarded; and

        (ii) Appropriate adjustments shall be made in the number of shares of Common Stock and the exercise price per share thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each instance shall remain subject to purchase at the same aggregate exercise price.

    Any fractional shares resulting from any adjustment made pursuant to this
Article X shall be eliminated for the purposes of such adjustment. Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of shares of Common Stock then subject to outstanding Stock Options granted under the Plan.

                                   ARTICLE XI

                   RECAPITALIZATION, MERGER AND CONSOLIDATION

    (a) The existence of this Plan and Stock Options granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

    (b) Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, any outstanding Stock Option granted hereunder shall pertain to and apply to the securities or rights (including cash, property or assets) to which a holder of the number of shares of Common Stock subject to the Stock Option would have been entitled. Notwithstanding any other provision of the Plan, and without affecting the number of shares reserved or available hereunder, the Committee shall authorize the issuance, continuation or assumption of outstanding Stock Options or provide for other equitable adjustments after changes in the shares of Common Stock resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization, or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary in order to preserve Participants' rights under the Plan.

    (c) In the event of any reorganization, merger or consolidation pursuant to which the Company is not the surviving or resulting corporation, or of any proposed sale of substantially all of the assets of the Company, there may be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Stock Option that number of shares of each class of stock or other securities or that amount of cash, property or assets of the surviving or consolidated company which were distributed or distributable to the stockholders of the Company in respect of each share of Common Stock held by them, such outstanding Stock Options to be thereafter exercisable for such stock, securities, cash or property in accordance with their terms.

    (d) In the event of a Change in Control of the Company, then, notwithstanding any other provision in the Plan to the contrary, all unmatured installments of Stock Options outstanding shall thereupon automatically be accelerated and exercisable in full.

    (e) Upon the occurrence of each event requiring an adjustment of the exercise price and/or the number of shares purchasable pursuant to Stock Options granted pursuant to the terms of this Plan, the Company shall mail forthwith to each Participant a copy of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant, except as to any Participant who contests such computation by written notice to the Company within thirty (30) days after receipt thereof by such Participant.

                                  ARTICLE XII

                   OPTIONS IN SUBSTITUTION FOR STOCK OPTIONS
                         GRANTED BY OTHER CORPORATIONS

    Stock Options may be granted under the Plan from time to time in substitution for such stock options held by directors of a corporation who become or are about to become directors of the Company as the result of a merger or consolidation of the corporation with the Company or a Subsidiary or the acquisition by either of the foregoing of stock of the corporation as the result of which it becomes a Subsidiary.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

    13.1 EXERCISE OF STOCK OPTIONS. Stock Options granted under the Plan may be exercised during the option period, at such times and in such amounts, in accordance with the terms and conditions and subject to such restrictions as are set forth herein and in the applicable stock option agreements. Notwithstanding anything to the contrary contained herein, Stock Options may not be exercised, nor may shares be issued pursuant to a Stock Option if any necessary listing of the shares on a stock exchange or any registration or qualification under state or federal securities laws required under the circumstances has not been accomplished.

    13.2 NON-ASSIGNABILITY. A Stock Option granted to a Participant may not be transferred or assigned, other than (i) by will or the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order (as defined in Section 401(a)(13) of the Code or Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")). Subject to the foregoing, during a Participant's lifetime, Stock Options granted to a Participant may be exercised only by the Participant or, if the particular stock option agreement so provides, by the Participant's guardian or legal representative.

    13.3 INVESTMENT INTENT. The Company may require that there be presented to and filed with it by any Participant(s) under the Plan, such evidence as it may deem necessary to establish that the Stock Options granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

    13.4 STOCKHOLDERS' RIGHTS. The holder of a Stock Option shall have none of the rights or privileges of a stockholder except with respect to shares which have been actually issued.

    13.5 INDEMNIFICATION OF BOARD AND COMMITTEE. No current or previous member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all such members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise.

    13.6 INTERPRETATION. Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form. All references in this Plan to sections of the Code or ERISA shall be deemed to include any successor provisions to such sections as contained in any laws or regulations adopted or promulgated subsequent to August 1, 1996.

                                  ARTICLE XIV

                                 EFFECTIVE DATE

    This Plan will be submitted for approval by the stockholders of the Company at the 1996 annual meeting of stockholders of the Company and, if approved by the stockholders in accordance with applicable law, the Plan will be effective as of the date of its approval by the Board and will continue in effect until the expiration of its term or until earlier terminated, amended, or suspended in accordance with the terms hereof. If stockholder approval is not obtained at the 1996 annual meeting of stockholders, the Plan shall be nullified.

                                                                     APPENDIX IV

                               INPUT/OUTPUT, INC.

                  AMENDED AND RESTATED 1990 STOCK OPTION PLAN
        (AS AMENDED, EFFECTIVE SEPTEMBER 26, 1994 AND            , 1996)

1.  PURPOSE.

    The 1990 Stock Option Plan (the "Plan") is intended to provide a means of attracting and retaining in the service of Input/Output, Inc. (the "Company") and its Subsidiaries certain key employees of ability and potential, to encourage such persons to exert their best efforts on behalf of the Company and to align their interests more closely with those of the stockholders. It is intended that these purposes will be effected through the granting of options, which may be in the form of stock options intended to qualify ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or stock options which are not intended to so qualify ("Non-Qualified Stock Options")

2.  ADMINISTRATION.

    The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"), which Committee shall consist of at least two members.

    The Committee shall have full power and authority to select the key employees to be granted options hereunder at such time or times, in such amounts, and upon such terms and conditions as the Committee may prescribe. The Committee shall have full power and authority to interpret and construe the Plan and to establish and amend general rules and regulations for the administration of the Plan. The Committee's interpretation and construction of the Plan shall be conclusive and binding upon all persons. Administrative costs in connection with the Plan shall be paid by the Company.

    No current or previous member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all such members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise.

    Each option shall be evidenced by a written stock option agreement. Unless otherwise provided in the resolution approving such grant, the date on which the Committee approves the granting of an option shall be considered the date on which such option is granted. The Committee shall prescribe the terms of each option agreement, which terms shall not be inconsistent with the terms of this Plan.

3.  ELIGIBILITY.

    The individuals who shall be eligible to participate in the Plan shall be such key employees (including officers and directors who are employees) of the Company or of any corporation or entity (hereinafter called a "Subsidiary") in which the Company has a proprietary interest by reason of stock ownership or otherwise (including any corporation or entity in which the Company acquires a proprietary interest after the adoption of this Plan), but only if the Company owns, directly or indirectly, stock or equity interests possessing not less than 50% of the total combined voting power of all classes of stock or equity interests in such corporation. Such key employees shall be executive, administrative, professional or technical personnel of the Company or of any Subsidiary who have principal or shared responsibility for the management, direction and financial success of the Company. More than one (1) option may be granted from time to time to any employee. The holders of options shall not be, or have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of an option unless and until certificates representing such shares shall have been issued by the Company to such holders.

4.  STOCKHOLDER APPROVAL AND TERM.

    This Plan shall become effective as of the date approved by the stockholders of the Company. Subject to its termination pursuant to Section 12, the Plan shall remain in effect until all options granted hereunder shall have been exercised, earned, or distributed, or shall have expired or have been canceled; PROVIDED HOWEVER, that no options hereunder shall be granted after September 1, 2000.

5.  SHARES SUBJECT TO THE PLAN.

    Subject to adjustment pursuant to Section 9, the total number of shares of common stock of the Company, $.01 par value ("Common Stock"), with respect to which stock options may be granted hereunder shall not exceed 7,000,000. In the event that shares of Common Stock are delivered to the Company in full or partial payment of the exercise price for the exercise of a stock option granted under the Plan in accordance with Section 6 of this Plan, the number of shares available for future grants of options under the Plan shall be reduced only by the net number of shares issued upon the exercise of the option.

    The aggregate number of shares of Common Stock that may be represented by grants of stock options made to any optionee during any consecutive four-year period may not exceed in any event 750,000 shares. Should any option granted under this Plan expire or terminate unexercised, in whole or in part, the shares of Common Stock formerly subject to such option shall again be available for grant under the Plan. Shares granted or issued hereunder may be authorized but unissued Common Stock or shares reacquired by the Company and held in its treasury, as may from time to time be determined by the Committee.

6.  STOCK OPTIONS.

    All stock options granted hereunder shall be evidenced by written stock option agreements setting forth the following terms and conditions:

        (a) NUMBER OF SHARES. The option agreement shall state the total number of shares to which it pertains.

        (b) EXERCISE PRICE. The exercise price shall be not less than the fair market value, as defined in Section 11(a) hereof, for each share of Common Stock on the date of grant of the option. If an Incentive Stock Option is granted to an employee and if the employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or of any parent corporation or Subsidiary of the Company), the exercise price for each share (to the extent required by the Code at the time of grant) shall not be less than 110% of the fair market value of a share of Common Stock on the date such Incentive Stock Option is granted.

        (c) EXERCISE OF STOCK OPTION. The Committee, in its sole discretion, shall prescribe in each option agreement the time or times at which a stock option shall be exercisable, in full or in part; PROVIDED that the Committee, in its sole discretion, may accelerate the time or times at which stock options shall became exercisable. In no event may an option be exercised or shares be issued pursuant to an option if any necessary listing of the shares on a securities exchange or any registration or qualification required under applicable state or federal securities laws has not been accomplished. Unless the Committee directs otherwise, an option granted hereunder may be exercised no sooner than as follows:

                          EXERCISE DATE                                         NUMBER OF SHARES
           --------------------------------------------  ---------------------------------------------------------------
       1.  One (1) year from the date of grant           Up to 25% of the total optioned shares under the option
       2.  Two (2) years from the date of grant          Up to an additional 25% of the total optioned shares
       3.  Three (3) years from the date of grant        Up to an additional 25% of the total optioned shares
       4.  Four (4) years from the date of grant         Up to an additional 25% of the total optioned shares

        (d) EXERCISE PROCEDURES. A stock option shall be exercised by delivery of written notice of exercise to the Secretary of the Company and payment of the full exercise price of the shares for which the option is being exercised. The exercise price may be paid:

           (1) in cash or by check payable to the order of the Company, or

           (2) through the delivery of Common Stock owned by the optionee, having an aggregate fair market value on the date of exercise equal to the exercise price, or

           (3) by any combination of (1) and (2) above.

    The Committee may impose such limitations and prohibitions on the use of shares of Common Stock to exercise an option as it deems appropriate. Additionally, shares covered by a stock option may be purchased upon exercise, in whole or in part, in accordance with the applicable stock option agreement, by authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a stock option, and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise and any tax withholding obligations resulting from such exercise.

        (e) PERIOD OF OPTIONS. The Committee shall prescribe in each stock option agreement the period during which a stock option may be exercised; PROVIDED HOWEVER, that no stock option shall be granted for a period of longer than ten years. However, if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or Subsidiary of the Company) and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

        (f) INCENTIVE STOCK OPTIONS. To the extent required by the Code for incentive stock options, the exercise of Incentive Stock Options granted under the Plan shall be subject to the $100,000 calendar year limit as set forth in Section 422(d) of the Code; to the extent that any grant exceeds such $100,000 calendar year limit, the portion of such granted Stock Option shall be deemed a Non-Qualified Stock Option.

        If Common Stock acquired upon exercise of an Incentive Stock Option is disposed of by an optionee prior to the expiration of either two years from the date of grant of such option or one year from the transfer of shares to the optionee pursuant to the exercise of such option or in any other disqualifying disposition within the meaning of Section 422 of the Code, then such optionee shall promptly notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by an optionee shall not affect the status of any other option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

        Notwithstanding the provisions of Section 7, the option period of an optionee's Incentive Stock Options shall terminate no later than ninety (90) days after termination of such optionee's employment with the Company and its Subsidiaries; PROVIDED that if such employment terminates by reason of the death or total and permanent disability (as defined in Section 22(e) of the Code) of the optionee, then the option period of such optionee's Incentive Stock Options shall terminate no later than one hundred eighty
    (180) days after such termination by reason of death or disability.

7.  TERM OF EMPLOYMENT.

    In the event an optionee shall cease to be employed by the Company, the unexercised portions of such optionee's options which are eligible to be exercised in accordance with this Plan as of the date of such termination of employment may be exercised within one hundred eighty (180) days after such date of termination; PROVIDED HOWEVER, that the option shall be exercisable as follows in the event of death, disability or retirement:

        (a) DEATH. In the event of death while employed, all unmatured installments of the stock option outstanding shall thereupon automatically be accelerated and become fully vested and exercisable in full, and the stock option may be exercised, for a period of twelve (12) months after the optionee's death or until expiration of the option term (if sooner), by the optionee's estate or personal representative, or by the person who acquired the right to exercise the option by bequest or inheritance or by reason of the optionee's death; and

        (b) RETIREMENT OR DISABILITY. In the event of termination of employment as the result of retirement or disability, all unmatured installments of the stock option outstanding shall thereupon automatically be accelerated and become fully vested and exercisable in full, and the stock option may be exercised in full for a period of twelve (12) months after such termination or until expiration of the option term (if sooner). For the purposes of this Plan, the "retirement" of an optionee shall be deemed to be retirement after qualification therefor pursuant to a retirement plan or a retirement policy of the Company. Also, for the purposes of this Plan, the "disability" of an optionee shall mean the total and permanent disability (as that term is described in Section 22(e) of the Code) of such optionee.

8.  CHANGE OF CONTROL.

    In the event of a Change of Control affecting the Company, all unmatured installments of outstanding options shall automatically be accelerated and become fully vested and exercisable in full, without regard to the provisions of subsection 6(c) hereof. For the purposes of this Plan, a "Change in Control" shall mean the occurrence of any of the following events: (i) there shall be consummated any merger or consolidation pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, or any sale, lease, exchange or other disposition (excluding disposition by way of mortgage, pledge or hypothecation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company (a "Business Combination"), in each case unless, following such Business Combination, the holders of the outstanding Common Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the outstanding common stock or equivalent equity interests of the corporation or entity resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Common Stock, (ii) the stockholders of the Company approve any plan or proposal for the complete liquidation or dissolution of the Company, (iii) any "person" (as such term is defined in Section 3(a)(9) or Section 13(d)(3) under the Securities Exchange Act of 1934 (the "1934 Act") or any "group" (as such term is used in Rule 13d-5 promulgated under the 1934 Act), other than the Company, any successor of the Company or any Subsidiary or any employee benefit plan of the Company or any Subsidiary (including such plan's trustee), becomes a beneficial owner for purposes of Rule 13d-3 promulgated under the 1934 Act, directly or indirectly, of securities of the Company representing 40% or more of the Company's then outstanding securities having the right to vote in the election of directors, or (iv) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.

9.  ADJUSTMENTS.

    (a) If at any time while the Plan is in effect or unexercised options are outstanding, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, then and in such event:

        (1) An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under the Plan to the end that the same proportion of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so awarded; and

        (2) Appropriate adjustments shall be made in the number of shares of Common Stock and the exercise price per share thereof then subject to purchase pursuant to each option previously granted, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each such instance shall remain subject to purchase at the same aggregate exercise price.

    (b) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of shares of Common Stock then subject to outstanding options granted under the Plan.

    Without limiting the generality of the foregoing, the presence of outstanding options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (1) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (2) any merger or consolidation of the Company; (3) any issuance by the Company of debt securities or preferred or preference stock which would rank senior to the shares of Common Stock subject to outstanding options; (4) the dissolution or liquidation of the Company; (5) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (6) any other corporate act or proceeding, whether of a similar character or otherwise.

    (c) Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any reorganization, merger or consolidation, any outstanding stock option granted hereunder shall pertain to and apply to the securities or rights (including cash, property or assets) to which a holder of the number of shares of Common Stock subject to the stock option would have been entitled. Notwithstanding any other provision of the Plan, and without affecting the number of shares reserved or available hereunder, the Committee shall authorize the issuance, continuation or assumption of outstanding stock options or provide for other equitable adjustments after changes in the shares of Common Stock resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization, or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary in order to preserve optionees' rights under the Plan.

    (d) In the event of any reorganization, merger or consolidation pursuant to which the Company is not the surviving or resulting corporation, or of any proposed sale of all or substantially all of the assets of the Company, there shall be substituted for each share of Common Stock subject to the unexercised portions of such outstanding stock option that number of shares of each class of stock or other securities or that amount of cash, property or assets of the surviving or consolidated company which were distributed or distributable to the stockholders of the Company in respect of each share of Common Stock held by them, such outstanding stock options to be thereafter exercisable for such stock, securities, cash or property in accordance with their terms.

    (e) Upon the occurrence of each event requiring an adjustment of the exercise price and/or the number of shares purchasable pursuant to stock options granted pursuant to the terms of this Plan, the Company shall mail forthwith to each optionee a copy of its computation of such adjustment which shall be conclusive and shall be binding upon each such optionee, except as to any optionee who contests such computation by written notice to the Company within thirty (30) days after receipt thereof by such optionee.

10.  OPTIONS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER CORPORATIONS.

    Stock options may be granted under the Plan from time to time in substitution for such options held by employees of a corporation or other entity who become or are about to become key employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation or entity with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of equity securities of the employing corporation or entity as the result of which it becomes a Subsidiary. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in Section 6 of this Plan to such extent as the Board or the Committee, as the case may be, at the time of grant deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

11.  MISCELLANEOUS PROVISIONS.

    The following provisions shall apply hereunder:

        (a) FAIR MARKET VALUE. For the purposes of this Plan, "fair market value" of the Company's shares of Common Stock means (i) the closing sales price per share on the principal securities exchange on which the Common Stock is traded (or if there is no sale on the relevant date, then on the last previous day on which a sale was reported), or (ii) the mean between the closing or average (as the case may be) bid and asked prices per share of Common Stock on the over-the-counter market, whichever is applicable.

        (b) NO RIGHT TO CONTINUE EMPLOYMENT. Nothing in the Plan or in any stock option agreement confers upon any employee the right to continue in the employ of the Company or interferes with or restricts in any way the right of the Company to discharge any employee at any time.

        (c) STOCKHOLDERS' RIGHTS. The holder of a stock option shall have none of the rights or privileges of a stockholder except with respect to shares which have been issued.

        (d) TAX REQUIREMENTS. The Company shall have the right to deduct from all amounts hereunder paid in cash, any federal, state or local taxes required by law to be withheld with respect to such cash payments. The employee receiving shares issued upon exercise of any stock option shall be required to pay the Company the amount of any taxes which the Company is required to withhold with respect to such shares of Common Stock. Such payment shall be required to be made prior to or concurrent with the delivery of any certificate representing such shares of Common Stock. Such payment may be made in cash, by check, or through the delivery of shares of Common Stock which the employee owns or is entitled to receive after payment of the exercise price, which shares have an aggregate fair market value equal to the required withholding payment, or any combination thereof. With respect to an Incentive Stock Option, in the event of a subsequent disqualifying disposition of Common Stock within the meaning of Section 422 of the Code, such payment of taxes may be made in cash, by check or through the delivery of shares of Common Stock which the employee then owns, which shares have an aggregate fair market value equal to the required withholding payment, or any combination thereof.

        (e) GOVERNMENT REGULATIONS. Notwithstanding any of the provisions hereof, or of any written agreements evidencing options granted hereunder, the obligation of the Company to sell and deliver shares shall be subject to all applicable laws, rules and regulations and to such approvals by any government agencies or national securities exchanges as may be required. The employee shall agree not to exercise any stock option, and the Company shall not be obligated to issue any shares, if the exercise thereof or if the issuance of shares shall constitute a violation by the employee or the Company of any provision of any law or regulation of any governmental authority.

        (f) BENEFIT PLAN COMPUTATIONS. Any benefits received or amounts paid to an employee with respect to any option under the Plan shall not affect the level of benefits provided to or received by any employee, or the employee's estate or beneficiary, pursuant to any employee benefit plan of the Company.

        (g) NONTRANSFERABILITY OF OPTION. A stock option granted to an optionee may not be transferred or assigned, other than (i) by will or the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order (as defined in Section 401(a)(13) of the Code or Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), PROVIDED, that in the case of an Incentive Stock Option, such transfer or assignment may occur only to the extent it will not result in disqualifying such option as an incentive stock option under Section 422 of the Code, or any successor provision. Subject to the foregoing, during an optionee's lifetime, stock options granted to an optionee may be exercised only by the optionee or, provided the particular stock option agreement so provides, by the optionee's guardian or legal representative.

        (h) EMPLOYMENT. Employment by the Company shall be deemed to include employment by a Subsidiary. The Committee shall have the authority to determine whether or not an optionee has terminated his employment with the Company.

        (i) INVESTMENT INTENT. The Company may require that there be presented to and filed with it by any optionee(s) under the Plan, such evidence as it may deem necessary to establish that the options or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

        (j) INTERPRETATION. Where the context requires, words in the masculine gender shall include the feminine and neuter genders, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form. All references in this Plan to sections of the Code or sections of ERISA shall be deemed to include any successor provisions to such sections as contained in any laws or regulations adopted subsequent to August 1, 1996.

12.  SUSPENSION, TERMINATION OR AMENDMENT OF THE PLAN.

    Subject to the limitations set forth in this Section 12, the Board may at any time and from time to time, without the consent of the optionees, alter, amend, revise, suspend, or discontinue the Plan in whole or in part, except that the Board shall not amend this Plan in any manner which would have the effect of preventing Incentive Stock Options granted under this Plan from being "incentive stock options" as defined in Section 422 of the Code, although it is recognized that stock options are not prevented from being "incentive stock options" at grant solely because the requirements of Section 422 of the Code are not met upon exercise of the stock option or sale of the Common Stock acquired upon exercise, or as a result of any cancellation of the stock option.

    In addition, the Board shall have the power to amend the Plan in any manner advisable in order for stock options granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the 1934 Act) or to qualify as "performance-based" compensation under Section 162(m) of the Code (including amendments as a result of changes to Rule 16b-3 or Section 162(m) or the regulations promulgated thereunder to permit greater flexibility with respect to stock options granted under the Plan), and any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding stock options theretofore granted under the Plan, notwithstanding any contrary provisions contained in any stock option agreement. In the event of any such amendment to the Plan, the holder of any stock option outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any stock option agreement relating thereto within such reasonable time as the Committee shall specify in such request. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Section 12 shall adversely affect any rights of optionees or obligations of the Company to optionees with respect to any stock options theretofore granted under the Plan without the consent of the affected optionee.

                              PROXY


                               FOR


                              ANNUAL


                             MEETING


                                OF


                           STOCKHOLDERS



                         OCTOBER 10, 1996

                        INPUT/OUTPUT, INC.
        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                         OCTOBER 10, 1996

     The undersigned stockholder acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated September 5, 1996, and hereby appoints Gary D. Owens and Robert P. Brindley, or either of them, proxies for the undersigned, each with full power of substitution, to vote all of the undersigned's shares of common stock of Input/Output, Inc (the "Company") at the Annual Meeting of Stockholders of the Company to be held at the Stafford Civic Center, 1415 Constitution Avenue, Stafford, Texas 77477, on Thursday, October 10, 1996 at 10:00 a.m., Stafford, Texas time, and at any adjournments or postponements thereof.

1. / / For  / / Withheld               Election of Directors, Nominees:
                                       Charles E. Selecman, Dr. Peter T. Flawn,
                                       G. Thomas Graves III and Michael J.
                                       Sheen. For, except withheld from the
                                       following nominee(s):

                                       _____________________________________

2. / / For  / / Against / / Abstain    The proposed Amendment to the Company's
                                       Certificate of Incorporation to increase the number of authorized shares of Common
                                       Stock, par value $0.01 per share, of the Company from 50,000,000 to 100,000,000 shares.

3. / / For  / / Against / / Abstain    The proposal to adopt the Input/Output,
                                       Inc. 1996 Management Incentive Program.

4. / / For  / / Against / / Abstain    The proposal to adopt the Input/Output,
                                       Inc. 1996 Non-Employee Director Stock
                                       Option Plan.

5. / / For  / / Against / / Abstain    The proposal to adopt amendments to the
                                       Input/Output, Inc. Amended and Restated
                                       1990 Stock Option Plan.

6. / / For  / / Against / / Abstain    The ratification of the appointment of
                                       KPMG Peat Marwick LLP as the Company's
                                       independent certified public accountants for the fiscal year ending May 31, 1997.

7. / / For  / / Against / / Abstain    In their discretion, upon such other
                                       matters as may properly come before
                                       the meeting.

                          (PLEASE SIGN ON REVERSE SIDE)

                   (CONTINUED FROM OTHER SIDE)

                       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL
                    ABOVE AND IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR SUCH PROPOSAL.


                                        Dated ..........................., 1996

                                        .......................................
                                                 Stockholder's Signature

                                        ........................................
                                                 Stockholder's Signature
                                        Signature should agree with name printed
                                        hereon. If Stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES IN ITEM 1, FOR THE PROPOSALS SET FORTH IN ITEMS 2-6 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 7. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.